PRELIMINARY AND CONFIDENTIAL SUBJECT TO MATERIAL REVISION FOR DISCUSSION PURPOSES ONLY July 1, 2024 Exhibit (c)(4) Project Augusta Discussion Materials for the Conflicts Committee Strictly Confidential. Not for Distribution.

EXECUTIVE SUMMARY 3 01 9 PRELIMINARY FINANCIAL ANALYSES 02 20 PRELIMINARY PREMIUMS PAID DATA 03 23 APPENDIX 04 24 Additional Response Considerations 35 Public Market Observations 42 Weighted Average Cost of Capital 49 Preliminary Selected Benchmarking Data 58 DISCLAIMER 05

EXECUTIVE SUMMARY 01 01 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Background

MLP Market Backdrop and Cost of Capital Considerations	➢ MLPs have struggled to attract new public investors, which is most pronounced among lower float, lower liquidity names ➢ As a small-cap MLP, Martin Midstream Partners, L.P. (the "Company") does not have readily available access to low-cost equity capital; a potential refinancing of the Company's existing 11.5% debt is ~3 years away due to expensive call premiums ➢ Many MLPs have faced similar constraints in recent years, resulting in MLP take-privates and simplification transactions
Company-Specific Considerations	➢ The Company has experienced slightly declining Adjusted EBITDA over the past two years and Adjusted EBITDA is projected to remain relatively flat through 2028 (~0.5% Adjusted EBITDA '23 to '28 CAGR); there are no expected future dropdowns from Martin Resources Management Corporation ("MRMC") ➢ The exit from the butane business has resulted in a more stable current and expected future Adjusted EBITDA profile ➢ Year-to-date, the Company has been cash flow negative and has drawn on its revolver to fund capital expenditures; the Company is expected to be cash flow negative in 2024, returning to positive cash flow (and reduced revolver balances) in 2025 ➢ A credible pathway to resuming an increase in distributions exists as the Company continues to reduce debt, however, the earliest expected window for a material change in distributions is after a refinancing in late 2027 / 2028 ➢ Historically, the Company has consistently traded below other MLPs, has limited analyst coverage and has low trading liquidity; the Company's unit price has had little reaction to under or outperformance relative to estimates raising questions about the ability to "re-rate"
Offer	➢ On May 24, 2024, the Company received a public proposal on behalf of MRMC, the owner of Martin Midstream GP LLC (the "General Partner"), for the acquisition of all of the outstanding common units of the Company not already owned by MRMC (the "Transaction") for $3.05 in cash per unit (the "Offer") ➢ The Offer implied a premium to the prior day's unaffected price of 1.7%, which is generally in line with initial offers in other recent MLP take-private transactions ➢ The Offer, as well as subsequent communications by MRMC, stipulated that MRMC was only interested in an acquisition and would not contemplate a sale to a third party ➢ The Offer noted the Transaction requires the approval of the Conflicts Committee, the Company's Board and the Company's unitholders
Next Steps	➢ Discussion of Committee's authority and potential alternative transactions ➢ Formulate a response ➢ Determine negotiating strategy, if appropriate

4 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Overview of the Proposed Transaction ➢ MRMC Parties ➢ Martin Midstream Partners, L.P. ➢ MRMC proposes to acquire 100% of the common units owned by unitholders Summary➢ $3.05 in cash per unit (the “Consideration”) ➢ The Company will merge with a wholly owned subsidiary of MRMC, and the Company will no longer remain public ➢ Approval of the Board of Directors of MRMC ➢ Approval of the Conflicts Committee Timing and Approvals ➢ Approval of the Board of Directors of Martin Midstream GP LLC ➢ Approval of the Company's unitholders [majority of all common units] ➢ MRMC has no interest at this time in selling any of its or its subsidiaries' interests in the Company or the General Partner or pursuing other strategic alternatives involving the Company or the General Partner ➢ MRMC anticipates financing the merger consideration with cash on hand and borrowings under its existing and additional Other credit facilities ➢ No financing condition expected, as is customary ➢ 13E-3 Transaction Source: Offer. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 5

Overview of Current Corporate Structure and Selected Implied Valuation Metrics

Current Ownership Structure



Martin Resource Management Corporation (MRMC)
100%
Key Operating Subsidiaries
100%
MMGP Holdings LLC
100%
Martin Midstream GP LLC (General Partner)
2% general partner Interest
6.1mm L.P. Units
15.7% L.P. Units
32.9 mm L.P. Units
84.3% L.P. Units
Martin Midstream Partners L.P. (Company)
Public Unitholders

Implied Enterprise Value and Selected Valuation Metrics

Implied Enterprise Value Derivation	
Offer Price [1]	$3.05
Premium (Discount) to Unaffected Price [2]	*1.7%*
Premium (Discount) to Current Price [3]	*(6.2%)*
Common and General Partner Units Outstanding [4] [5]	39.8
Dilutive Units [4]	0.0
Fully Diluted Units	39.8
Market Value of Equity	**121.4**
Debt as of 5/31/24 [4]	458.8
Cash as of 5/31/24 [4]	(0.2)
Implied Enterprise Value	**$580.0**

Implied Transaction Multiples	
Management Projections [6]	
2024E Enterprise Value / Adjusted EBITDA	5.0x
2025E Enterprise Value / Adjusted EBITDA	4.8x
2024E Price / Distributable Cash Flow	4.7x
2025E Price / Distributable Cash Flow	3.4x
Consensus Estimates [7]	
2024E Enterprise Value / Adjusted EBITDA	5.0x
2025E Enterprise Value / Adjusted EBITDA	4.9x
2024E Price / Distributable Cash Flow	4.7x
2025E Price / Distributable Cash Flow	3.5x

1. *Per the Offer.*
2. *As of 5/23/24.*
3. *As of 6/27/24.*
4. *Per Company management.*
5. *~0.8 million General Partner units implied based on 2.0% general partner interest.*
6. *Estimates reflect Company management projections.*
7. *Estimates reflect consensus estimates.*

Source: Company management, Capital IQ.

6 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Implied Premiums and Valuation Metrics Dollars in millions, except per unit values Illustrative Common Unit Price $2.75 $2.90 $3.05 $3.20 $3.35 $3.50 $3.65 $3.80 $3.95 $4.10 $4.25 $4.40 $4.55 $4.70 Ref. Unit Price Implied Premium to Unaffected Unit Price [1] $3.00 -8.3% -3.3% 1.7% 6.7% 11.7% 16.7% 21.7% 26.7% 31.7% 36.7% 41.7% 46.7% 51.7% 56.7% Implied Premium to Current Unit Price [2] $3.25 -15.4% -10.8% -6.2% -1.5% 3.1% 7.7% 12.3% 16.9% 21.5% 26.2% 30.8% 35.4% 40.0% 44.6% Implied Unaffected 15 Day VWAP [1][3] $2.95 -6.9% -1.8% 3.3% 8.4% 13.5% 18.5% 23.6% 28.7% 33.8% 38.9% 43.9% 49.0% 54.1% 59.2% Implied Unaffected 30 Day VWAP [1][3] $2.85 -3.3% 1.9% 7.2% 12.5% 17.7% 23.0% 28.3% 33.6% 38.8% 44.1% 49.4% 54.6% 59.9% 65.2% 52 Week High [2][3] $3.42 -19.6% -15.2% -10.8% -6.4% -2.0% 2.3% 6.7% 11.1% 15.5% 19.9% 24.3% 28.7% 33.0% 37.4% 52 Week Low [2][3] $1.98 38.9% 46.5% 54.0% 61.6% 69.2% 76.8% 84.3% 91.9% 99.5% 107.1% 114.6% 122.2% 129.8% 137.4% Implied Market Value of Equity $109.4 $115.4 $121.4 $127.4 $133.3 $139.3 $145.3 $151.2 $157.2 $163.2 $169.1 $175.1 $181.1 $187.0 Debt as of 5/31/24 [4] $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 $458.8 Cash as of 5/31/24 [4] ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) ($0.2) Implied Enterprise Value $568.0 $574.0 $580.0 $586.0 $591.9 $597.9 $603.9 $609.8 $615.8 $621.8 $627.7 $633.7 $639.7 $645.6 Selected Implied Valuation Metrics I 5/31/24 Cash and Debt Balances Implied EV/LTM EBITDA [5] 4.8x 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x 5.4x 5.5x Implied EV/2024E EBITDA 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x 5.4x 5.5x 5.5x 5.6x 4.7x 4.8x 4.8x 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x Implied EV/2025E EBITDA 4.2x 4.4x 4.7x 4.9x 5.1x 5.3x 5.6x 5.8x 6.0x 6.3x 6.5x 6.7x 7.0x 7.2x Implied P/2024E DCF 3.1x 3.2x 3.4x 3.6x 3.7x 3.9x 4.1x 4.2x 4.4x 4.6x 4.7x 4.9x 5.1x 5.2x Implied P/2025E DCF Selected Implied Valuation Metrics I 3/31/24 Cash and Debt Balances 4.8x 4.8x 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x 5.4x Implied EV/LTM EBITDA [5] 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x 5.4x 5.4x 5.5x 5.5x Implied EV/2024E EBITDA Implied EV/2025E EBITDA 4.7x 4.7x 4.8x 4.8x 4.9x 4.9x 5.0x 5.0x 5.1x 5.1x 5.2x 5.2x 5.3x 5.3x Implied P/2024E DCF 4.2x 4.4x 4.7x 4.9x 5.1x 5.3x 5.6x 5.8x 6.0x 6.3x 6.5x 6.7x 7.0x 7.2x 3.1x 3.2x 3.4x 3.6x 3.7x 3.9x 4.1x 4.2x 4.4x 4.6x 4.7x 4.9x 5.1x 5.2x Implied P/2025E DCF Note: denotes Offer related metrics. 1. As of 5/23/24. 2. As of 6/27/24. 3. Per Capital IQ. 4. Per Company management. 5. Refers to the Company's publicly reported EBITDA as of 3/31/24. Source: Company management and Capital IQ. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 7

Unit Performance Since the Offer As of June 27, 2024, the unit price for the Company reflected a premium of 6.6% relative to the Offer price of $3.05 per unit. Closing Price and Daily Volume Since Offer Closing Unit Price ($) Daily Volume (millions) Current Unit Price [1]: $3.25 Offer Price [2]: $3.05 Unaffected Price [3]: $3.00 $3.50 2.0 $3.25 1.5 $3.00 1.0 $2.75 0.5 $2.50 0.0 5/24/24 5/26/24 5/28/24 5/30/24 6/1/24 6/3/24 6/5/24 6/7/24 6/9/24 6/11/24 6/13/24 6/15/24 6/17/24 6/19/24 6/21/24 6/23/24 6/25/24 6/27/24 Daily Trading Volume Company Current Unit Price [1] Offer Price [2] Unaffected Price [3] Trading Volume The Company’s average daily trading volume has increased ~80% since the announcement of the Offer relative to trading volume observed in the 1-month prior period, but remains low. 1-Month Before Offer Since Offer Average Daily Volume: 0.06 million Average Daily Volume: 0.10 million 1 1 VWAP : $2.89 VWAP : $3.22 48.1% 52.3% 30.9% 25.4% 13.8% 7.4% 8.7% 8.1% 5.3% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% $2.60- $2.70- $2.80- $2.90- $3.00- $3.10- $3.20- $3.30- $2.60- $2.70- $2.80- $2.90- $3.00- $3.10- $3.20- $3.30- $2.70 $2.80 $2.90 $3.00 $3.10 $3.20 $3.30 $3.40 $2.70 $2.80 $2.90 $3.00 $3.10 $3.20 $3.30 $3.40 1. As of 6/27/24 close. 2. Per the Offer. 3. Represents closing unit price on 5/23/24, the last full day of trading prior to the announcement of the Offer. Source: Capital IQ, Bloomberg and Company press releases. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 8

PRELIMINARY FINANCIAL ANALYSES 02 02 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Financial Analyses Summary

(dollars per unit in actuals)



Implied Per Unit Reference Range
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$4.28
$1.33
$4.17
$1.10
$5.76
$2.86
$4.99
$2.04
$4.00
$3.60
$3.00
$3.42
$1.98
Current Unit Price[1]
$3.25
Offer Price[2]
$3.05
Unaffected Unit Price[3]
$3.00
Selected Companies Analysis CY 2024E Adjusted EBITDA 4.50x - 5.50x
Selected Companies Analysis CY 2025E Adjusted EBITDA 4.25x - 5.25x
Discounted Cash Flow Analysis Terminal Multiple 4.25x - 5.25x WACC 10.25% - 12.25%
Discounted Cash Flow Analysis Terminal Multiple 4.25x - 5.25x WACC 9.50% - 11.50%
Pre-Announcement Wall Street Analyst Target Range [Reference Only] [4] [5]
52-Week Low to High [Reference Only] [6]
Excluding Corporate Taxes[7]
Including Corporate Taxes[8]

Note: Transaction approach not utilized due to insufficient transactions with available metrics and similarity to the Company and its operating segments.
Note: No particular weight was attributed to any analysis.
1. Reflects closing price per common unit as of 6/27/24.
2. Per Offer dated 5/24/24.
3. Reflects closing price per common unit as of 5/23/24, the last trading day prior to publication of unsolicited non-binding proposal.
4. Per Sidoti & Company and Stifel research reports dated 4/22/24 and 4/18/24, respectively.
5. The $4.00 unit price target is rounded based on a calculated unit price of $3.60 derived from 4.0x FCF per unit estimated of $0.90, per Sidoti & Company report dated 4/22/24.
6. As of 6/27/24.
7. Per Company management, the Company only pays taxes for non-qualifying income associated with Martin Transport, which does not have any associated debt.
8. Corporate tax rate of 21.0% utilized for purpose of the analysis.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
Sources: Company management, Capital IQ, public filings and Company press releases.

10 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Financial Analyses Summary (cont.)

(dollars and units in millions, except per unit values)

			Excluding Corporate Taxes [1]	Including Corporate Taxes [2]
	Selected Companies Analysis	**Selected Companies Analysis**	**Discounted Cash Flow Analysis**	**Discounted Cash Flow Analysis**
	CY 2024E Adjusted EBITDA	CY 2025E Adjusted EBITDA	Terminal Multiple 4.25x -- 5.25x	Terminal Multiple 4.25x -- 5.25x
			Discount Rate	Discount Rate
Corresponding Base Amount	$115.3	$119.9	10.25% -- 12.25%	9.50% -- 11.50%
Selected Multiples Range	4.50x -- 5.50x	4.25x -- 5.25x		
Implied Enterprise Value Reference Range	$518.8 -- $634.1	$509.7 -- $629.7	$579.5 -- $692.9	$547.0 -- $662.4
Cash and Cash Equivalents as of 5/31/24 [3]	0.2 -- 0.2	0.2 -- 0.2	0.2 -- 0.2	0.2 -- 0.2
Implied Total Enterprise Value Reference Range	$519.0 -- $634.3	$509.9 -- $629.9	$579.7 -- $693.1	$547.2 -- $662.6
Total Debt as of 5/31/24 [3]	(458.5) -- (458.5)	(458.5) -- (458.5)	(458.5) -- (458.5)	(458.5) -- (458.5)
Implied Total Equity Value Reference Range Pre-Contingent Liability	$60.5 -- $175.8	$51.4 -- $171.4	$121.2 -- $234.6	$88.7 -- $204.1
Contingent Liability [4]	(7.5) -- (5.5)	(7.5) -- (5.5)	(7.5) -- (5.5)	(7.5) -- (5.5)
Implied Total Equity Value Reference Range	$53.0 -- $170.3	$43.9 -- $165.9	$113.7 -- $229.1	$81.2 -- $198.6
Units Outstanding [5]	39.8 -- 39.8	39.8 -- 39.8	39.8 -- 39.8	39.8 -- 39.8
Implied Per Unit Reference Range	**$1.33 -- $4.28**	**$1.10 -- $4.17**	**$2.86 -- $5.76**	**$2.04 -- $4.99**

1. Per Company management, the Company only pays taxes for non-qualifying income associated with Martin Transport, which does not have any associated debt.
2. Corporate tax rate of 21.0% utilized for purpose of the analysis.
3. Per Company management.
4. Refers to the Company's potential financial exposure associated with certain litigation related matters and potential insurance claims related to the oil spill that occurred on 6/15/24 and Marine bridge incident that occurred on 5/15/24, per Company management.
5. Represents ~39.0 million common units and ~0.8 million units to account for the General Partner's 2% economic interest, per Company management.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
Source: Company management.

11 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Historical and Projected Financial Information

Consolidated

(dollars in millions, except per unit figures)	Calendar Year Ended December 31, 2022A [1]	Calendar Year Ended December 31, 2023A [1]	LTM Ended 4/30/24 [1]	Calendar Year Ending December 31, 2024E	2025E	2026E	2027E	2028E	CAGR 2023A to 2028E
(A) **Total Revenue**	**$1,073.7**	**$834.3**	**$767.4**	**$769.3**	**$794.1**	**$789.3**	**$772.9**	**$784.9**	**-1.2%**
Growth %	*15.8%*	*NMF*		*-7.8%*	*3.2%*	*-0.6%*	*-2.1%*	*1.6%*	
Total Cost of Products Sold	(675.1)	(423.1)	(351.7)	(359.3)	(378.4)	(367.2)	(346.5)	(353.9)	
Gross Profit	$398.6	$411.1	$415.6	$410.0	$415.7	$422.0	$426.4	$431.0	
Margin %	*37.1%*	*49.3%*	*54.2%*	*53.3%*	*52.4%*	*53.5%*	*55.2%*	*54.9%*	
Total Operating Expenses	($254.8)	($254.9)	($257.4)	($255.6)	($255.0)	($261.0)	($265.8)	($267.9)	
Total SG&A [2]	(41.9)	(40.9)	(38.4)	(39.1)	(41.7)	(42.6)	(43.2)	(44.0)	
Other Income (Expense) [3]	(0.0)	0.1	0.0	0.0	0.9	1.3	1.3	1.3	
Net loss associated with Butane optimization business	20.0	2.3	0.0	0.0	0.0	0.0	0.0	0.0	
(A) **Adjusted EBITDA**	**$121.9**	**$117.6**	**$119.9**	**$115.3**	**$119.9**	**$119.8**	**$118.7**	**$120.5**	**0.5%**
Margin %	*11.4%*	*14.1%*	*15.6%*	*15.0%*	*15.1%*	*15.2%*	*15.4%*	*15.4%*	
Growth %	*6.4%*	*-3.5%*		*-1.9%*	*4.0%*	*-0.1%*	*-0.9%*	*1.5%*	
Other Adjustments [4]	($7.2)	($15.1)		-	-	-	-	-	
Cash Interest	($50.5)	($54.1)		($51.4)	($49.4)	($47.5)	($33.5)	($27.5)	
Non-Cash Unit-Based Compensation	$0.2	$0.2		$0.2	$0.2	$0.2	$0.2	$0.2	
Cash Taxes	($2.2)	($1.7)		($4.1)	($5.2)	($5.3)	($5.1)	($5.1)	
Maintenance Capex	($24.3)	($29.1)		($33.9)	($29.6)	($30.8)	($24.9)	($23.5)	
Distributable Cash Flow	**$37.9**	**$17.7**		**$26.0**	**$35.9**	**$36.3**	**$55.3**	**$64.7**	
Other Adjustments [5]	($12.9)	$2.6		-	-	-	-	-	
Phantom Stock	-	-		($0.5)	$1.1	($1.1)	-	-	
(B) Working Capital	($17.4)	$78.5		($5.1)	$1.2	($0.1)	($12.7)	($0.5)	
Growth Capex	($6.9)	($11.0)		($21.6)	($5.9)	($10.8)	($12.6)	($15.1)	
Proceeds from Asset Sales	$7.8	$5.5		$1.7	$0.3	$0.3	$0.3	$0.6	
(C) **Free Cash Flow Before Distributions**	**$8.6**	**$93.2**		**$0.6**	**$32.6**	**$24.7**	**$30.4**	**$49.7**	
Distributions	($0.8)	($0.8)		($0.8)	($0.8)	($0.8)	($0.8)	($0.8)	
Free Cash Flow After Distributions	**$7.8**	**$92.5**		**($0.2)**	**$31.8**	**$23.9**	**$29.6**	**$48.9**	
(D) Revolver Draw / (Paydown)	($6.8)	($131.1)		$0.6	($29.7)	($11.5)	$163.3	($48.9)	
High Yield Issuance (Redemptions)	($0.6)	$54.9		-	-	-	($200.0)	-	
Other [6]	($0.3)	($16.2)		($0.0)	($2.2)	-	($5.3)	-	
Free Cash Flow	**($0.0)**	**$0.0**		**$0.4**	**($0.0)**	**$12.4**	**($12.4)**	**$0.0**	
Additional Financial Information									
Net Income	($10.3)	($4.5)	$9.3	$7.9	$18.2	$16.8	$27.8	$36.7	
Total Capital Expenditures	$31.1	$40.1	$45.4	$55.5	$35.5	$41.6	$37.5	$38.6	
Decrease (Increase) in Net Working Capital [7]	($48.0)	$75.7		($6.4)	$1.2	($0.1)	($0.5)	($0.5)	
Annual Distributions per unit	$0.02	$0.02	$0.02	$0.02	$0.02	$0.02	$0.02	$0.02	
Net Debt [8]	$516.1	$442.4	$458.3	$440.7	$411.0	$387.1	$362.8	$313.9	

(A) See following page for details and commentary.

(B) 2024 growth capital expenditures mainly related to Sulfur Services segment (ELSA JV $18 mm and Seneca warehouse expansion $2 mm). 2025-2027 growth capital expenditures ~80-90% attributable to Specialty Storage, with 2028 growth spend split between Specialty Storage and Land Transportation.

(C) Distributions per unit held constant across the projection period.

(D) $400 mm High Yield Notes redeemed post expiration of the call premium period in February 2027. Redemption financed by a $164.0 mm new revolver drawdown and $200 mm of new 8.5% notes.

Note: Historical and projected revenue, costs and expenses exclude intercompany eliminations.
1. CY 2022A, CY 2023A, and LTM Adj. EBITDA shown proforma for Company's exit from the Butane optimization business. CY 2022A, CY 2023A, and LTM revenue not adjusted for the exit from the Butane optimization business.
2. Includes non-cash unit based compensation.
3. Includes (i) preferred distribution from ELSA JV of $0.9 million/year from 2025E to 2028E and (ii) excess common distributions of $0.4 million/year from 2026E to 2028E.
4. Includes net loss and non-cash adjustments related to the Butane optimization business.
5. Includes non-cash adjustments related to the Butane optimization business. In 2023, also includes early extinguishment of debt adjustment.
6. Includes certain debt securities related expenses.
7. Excludes accrued interest.
8. LTM represents figures as of 5/31/24, per Company management.
A refers to Actual; Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated; LTM refers to Latest 12 Months; NA refers to not available; NMF refers to not meaningful figure.
Source: Company management.

12 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Historical and Projected Financial Information (cont.)
Segment Level Detail

(dollars in millions)	2022A [1]	2023A [1]	2024E	2025E	2026E	2027E	2028E	CAGR 2023A to 2028E
	Calendar Year Ending December 31,							
(E) Terminalling & Storage	$229.9	$95.5	$96.6	$98.6	$100.9	$103.6	$106.3	2.2%
Growth %	*22.9%*	*-58.5%*	*1.2%*	*2.0%*	*2.4%*	*2.7%*	*2.6%*	
(F) Specialty Products	404.4	348.5	306.1	330.8	319.0	297.6	304.6	-2.7%
Growth %	*-3.7%*	*NMF*	*NMF*	*8.1%*	*-3.6%*	*-6.7%*	*2.4%*	
(G) Transportation Services	239.3	240.9	239.0	233.5	236.4	237.5	238.4	-0.2%
Growth %	*48.5%*	*0.7%*	*-0.8%*	*-2.3%*	*1.3%*	*0.5%*	*0.4%*	
(H) Sulfur Services	200.0	149.4	127.6	131.3	132.9	134.2	135.6	-1.9%
Growth %	*25.9%*	*-25.3%*	*-14.5%*	*2.9%*	*1.3%*	*1.0%*	*1.0%*	
Total Revenue	**$1,073.7**	**$834.3**	**$769.3**	**$794.1**	**$789.3**	**$772.9**	**$784.9**	**-1.2%**
Growth %	*15.8%*	*NMF*	*-7.8%*	*3.2%*	*-0.6%*	*-2.1%*	*1.6%*	
(E) Terminalling & Storage	$47.4	$35.9	$37.3	$37.7	$38.1	$38.7	$39.9	2.1%
Growth %	*8.9%*	*-24.2%*	*3.8%*	*1.2%*	*1.1%*	*1.5%*	*3.1%*	
Margin %	*20.6%*	*37.6%*	*38.6%*	*38.3%*	*37.8%*	*37.3%*	*37.5%*	
(F) Specialty Products	18.7	9.9	22.1	23.0	22.8	22.5	22.7	18.0%
Growth %	*NMF*	*NMF*	*NMF*	*4.0%*	*-0.7%*	*-1.5%*	*0.7%*	
Margin %	*4.6%*	*2.8%*	*7.2%*	*7.0%*	*7.2%*	*7.6%*	*7.4%*	
(G) Transportation Services	54.9	46.8	44.4	40.9	39.6	37.9	38.1	-4.0%
Growth %	*128.0%*	*-14.7%*	*-5.1%*	*-7.9%*	*-3.1%*	*-4.3%*	*0.5%*	
Margin %	*22.9%*	*19.4%*	*18.6%*	*17.5%*	*16.8%*	*16.0%*	*16.0%*	
(H) Sulfur Services	30.7	28.1	27.5	35.0	36.1	36.5	36.8	5.6%
Growth %	*-10.3%*	*-8.6%*	*-2.0%*	*27.3%*	*3.1%*	*1.0%*	*1.0%*	
Margin %	*15.4%*	*18.8%*	*21.6%*	*26.7%*	*27.2%*	*27.2%*	*27.2%*	
Unallocated SG&A [2]	(16.9)	(16.0)	(16.0)	(16.7)	(16.9)	(16.9)	(17.0)	
LCM Adjustment & Other Non Cash Adjustments [3]	(12.9)	12.9	-	-	-	-	-	
Total Adjusted EBITDA	**$121.9**	**$117.6**	**$115.3**	**$119.9**	**$119.8**	**$118.7**	**$120.5**	**0.5%**

(E) Growth across projection period driven by incremental growth capital expenditures in 2025, 2026, 2027 and 2028 partially offset by assumed volume decline related to Spindletop. Growth capex assumed to be invested at 5.0x EBITDA multiple.

(F) Grease and Lubricant business projected to maintain an EBITDA margin of 15% and 12% respectively. Propane related contributions assumed relatively constant at $2.4 – $2.5 mm during the 2024 – 2028 period. NGL related contributions decrease from $1.0 mm in 2025 to $0.2 mm in 2028 due to a projected decrease in volumes from 90.4 mm gallons in 2025 to 65.3 mm gallons in 2028.

(G) Revenue and EBITDA decline in 2027 and 2028 primarily due to the Brian Hamilton tow boat being retired in June 2027. Day rates for dirty and clean barges held constant at $10,500 and $9,500 per day respectively across the 2025-2028 period.

(H) Revenue growth primarily driven by the ramp up of ELSA JV in October 2024 followed by subsequent throughput growth assumed in 2025. Additionally, 2024-2025 EBITDA growth driven by assumed normalization of the EBITDA margin related to the fertilizer business.

Note: Historical and projected revenue, costs and expenses exclude intercompany eliminations.
1. CY 2022A and CY 2023A Adj. EBITDA shown proforma for Company's exit from the Butane optimization business. CY 2022A and CY 2023A revenue not adjusted for the exit from the Butane optimization business.
2. Includes non-cash unit-based compensation.
3. Non-cash adjustments related to the Butane optimization business.
A refers to Actual; CAGR refers to Compound Annual Growth Rate; CY refers o Calendar Year; E refers to Estimated; LCM refers to Lower of Cost or Market; NMF refers to not meaningful figure.
Source: Company management.

13 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Comparison of Management Projections vs. Wall Street Analyst Estimates 1 Total Revenue Comparison (FY 2024E – FY 2025) (dollars in millions) $1,000.0 $794.1 $769.3 $773.6 $773.6 $748.3 $748.3 $500.0 NA NA $0.0 FY 2024 FY 2025 Adjusted EBITDA Comparison (FY 2024E – FY 2025) (dollars in millions) $122.0 $119.9 $118.9 $120.0 $118.3 $117.8 $118.0 $116.1 $116.2 $116.0 $115.3 $116.0 $114.0 $112.0 FY 2024 FY 2025 Distributable Cash Flow Comparison (FY 2024E – FY 2025) (dollars in millions) $60.0 $39.5 $35.9 $33.9 $40.0 $32.3 $28.3 $26.0 $26.0 $19.8 $20.0 $0.0 FY 2024 FY 2025 Management Projections Wall Street Estimates [2] Sidoti & Company, LLC Stifel [2] 1. Stifel estimates not available for revenue. 2. Stifel estimates per report dated April 18, 2024. Estimates not included in latest Stifel report dated May 24, 2024. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization. Excludes add-back for unit-based compensation expense. FY refers to Fiscal Year. Source: Bloomberg, Company management and Wall Street Research. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 14

Preliminary Selected Companies Analysis

(dollars in millions, except per share values)

Tier 1	Share Price [2]	Equity Market Value [2] [3]	Enterprise Value [2] [3]	Enterprise Value [1] to Adjusted EBITDA CY 2024E [4]	Enterprise Value [1] to Adjusted EBITDA CY 2025E [4]
Adams Resources & Energy, Inc.	$27.90	$75.4	$82.4	3.2x [5]	3.0x [5]
Ardmore Shipping Corporation	$22.75	$961.2	$1,015.9	5.2x	6.5x
Genesis Energy, L.P.	$14.03	$1,718.2 [6]	$6,718.5	9.6x	8.1x
Navios Maritime Partners L.P.	$50.46	$1,554.5 [7]	$3,164.5	3.9x	3.7x
NGL Energy Partners LP	$4.98	$660.6 [8]	$4,390.2	6.8x	6.3x
Tsakos Energy Navigation Limited	$29.44	$868.6	$2,196.0	4.2x	4.0x
Low				3.2x	3.0x
High				9.6x	8.1x
Median				4.7x	5.1x
Mean				5.5x	5.3x
Tier 2					
Delek Logistics Partners, LP	$39.98	$1,888.4 [6]	$3,479.9	8.3x	8.0x
Mullen Group Ltd.	$9.54	$841.9	$1,337.4	5.8x	5.3x
Oil States International, Inc.	$4.33	$287.8	$400.0	4.7x	4.0x
Ranger Energy Services, Inc.	$10.48	$245.0	$245.3	3.7x	2.8x
RPC, Inc.	$6.24	$1,357.3	$1,146.1	4.0x	3.1x
Suburban Propane Partners, L.P.	$18.71	$1,219.6 [6]	$2,427.5	8.2x	7.7x
World Kinect Corporation	$25.84	$1,559.1	$2,128.0	5.5x	4.9x
Low				3.7x	2.8x
High				8.3x	8.0x
Median				5.5x	4.9x
Mean				5.7x	5.1x
All Selected Companies					
Low				3.2x	2.8x
High				9.6x	8.1x
Median				5.2x	4.9x
Mean				5.6x	5.2x
Current					
Company | Consensus Estimates [9]	$3.25	$129.3	$587.6	5.1x	5.0x
Company | Management Projections [10]	$3.25	$129.3	$587.6	5.1x	4.9x
Unaffected [11]					
Company | Consensus Estimates [9]	$3.00	$119.4	$581.3	5.0x	4.9x
Company | Management Projections [10]	$3.00	$119.4	$581.3	5.0x	4.8x

Note: No company used in this analysis for comparative purposes is identical to Company.
1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.
2. Based on closing prices as of 6/27/24.
3. Based on diluted shares.
4. Multiples based on forward looking financial information have been calendarized to Company's fiscal year end of December 31st.
5. Represents Adjusted EBITDA estimates per Capital IQ.
6. General partner interest is non-economic.
7. Includes ~2% general partner interest.
8. Includes 0.1% general partner interest.
9. Adjusted EBITDA for forward periods reflects consensus analyst estimates excludes stock-based compensation expense addback.
10. Adjusted EBITDA for forward periods reflects Company projections.
11. Represents figures as of 5/23/24, the last full day of trading prior to the announcement of the Offer.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated; FY refers to Fiscal Year; NA refers to not available.
Sources: Bloomberg, Capital IQ, and public filings.

15 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Companies Analysis and Benchmarking Enterprise Value [1] to CY 2024E Adjusted EBITDA 12.0x 9.6x 10.0x 8.3x 8.0x Median: Median: 6.0x 4.7x 2 5.5x Company 5.1x 4.0x 3.7x 3.2x 2.0x 0.0x Tier 1 [3] Tier 2 [3] CY 2023 to CY 2025E Adjusted EBITDA CAGR (LTM Adj. EBITDA - Int. Expense - Capex) / LTM Adj. EBITDA 45.9% 5.8% 5.1% 24.5% 18.8% 1.0% Company Tier 1 Median Tier 2 Median Company Tier 1 Median Tier 2 Median 1. Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents. 2. Adjusted EBITDA for forward periods reflects consensus analyst estimates excludes stock-based compensation expense addback. 3. Low and high multiples per range shown on the Preliminary Selected Companies Analysis page. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items. CAGR refers to Compound Annual Growth Rate; Capex refers to Capital Expenditures; CY refers to Calendar Year; E refers to Estimated; Int. Expense refers to Interest Expense; LTM refers to Latest 12 Months. Sources: Bloomberg, Capital IQ, Company management and public filings. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 16

Preliminary Discounted Cash Flow Analysis

Excluding Corporate Taxes

(dollars in millions, except per unit values)

	Projected Calendar Year Ending December 31,				
	2024E [1]	2025E	2026E	2027E	2028E
Total Revenue	$446.8	$794.1	$789.3	$772.9	$784.9
Growth %		*3.2%*	*-0.6%*	*-2.1%*	*1.6%*
Total Cost of Products Sold	(211.3)	(378.4)	(367.2)	(346.5)	(353.9)
Total Operating Expenses	(148.9)	(255.0)	(261.0)	(265.8)	(267.9)
Total SG&A [2]	(23.4)	(41.7)	(42.6)	(43.2)	(44.0)
Other Income (Expense) [3]	0.0	0.9	1.3	1.3	1.3
Adjusted EBITDA	**$63.1**	**$119.9**	**$119.8**	**$118.7**	**$120.5**
Margin %	*14.1%*	*15.1%*	*15.2%*	*15.4%*	*15.4%*
Total Depreciation & Amortization	(25.8)	(42.3)	(45.4)	(47.8)	(49.3)
Adjusted EBIT	**$37.3**	**$77.7**	**$74.4**	**$70.9**	**$71.2**
Taxes [4]	(2.3)	(5.2)	(5.3)	(5.1)	(5.1)
Unlevered Earnings	**$35.0**	**$72.5**	**$69.1**	**$65.8**	**$66.2**
Total Depreciation & Amortization	25.8	42.3	45.4	47.8	49.3
Proceeds from sale of assets	1.1	0.3	0.3	0.3	0.6
Phantom Stock	(0.6)	1.1	(1.1)	0.0	0.0
Total Capital Expenditures	(12.6)	(35.5)	(41.6)	(37.5)	(38.6)
Decrease (Increase) in Net Working Capital [5]	0.8	1.2	(0.1)	(0.5)	(0.5)
Unlevered Free Cash Flows	**$49.6**	**$81.8**	**$72.0**	**$75.9**	**$77.0**

	Present Value of Cash Flows (2024 - 2028)		PV of Terminal Value as a Multiple of 2028 Adjusted EBITDA				Implied Enterprise Value		
Discount Rate			**4.25x**	**4.75x**	**5.25x**		**4.25x**	**4.75x**	**5.25x**
10.25%	$288.4		$327.5	$366.0	$404.5		$615.9	$654.4	$692.9
10.75%	$285.7		$320.7	$358.5	$396.2		$606.5	$644.2	$681.9
11.25%	$283.1	+	$314.2	$351.1	$388.1	=	$597.2	$634.2	$671.2
11.75%	$280.5		$307.8	$344.0	$380.2		$588.3	$624.5	$660.7
12.25%	$277.9		$301.6	$337.0	$372.5		$579.5	$614.9	$650.4

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	**4.25x**	**4.75x**	**5.25x**
10.25%	53.2%	55.9%	58.4%
10.75%	52.9%	55.6%	58.1%
11.25%	52.6%	55.4%	57.8%
11.75%	52.3%	55.1%	57.5%
12.25%	52.0%	54.8%	57.3%

Note: Present values as of 6/1/24; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.
1. Represents projections from June to December 2024.
2. Includes non-cash unit-based compensation.
3. Includes (i) preferred distribution from ELSA JV of $0.9 million/year from 2025E to 2028E and (ii) excess common distributions of $0.4 million/year from 2026E to 2028E.
4. Cash Taxes related to Martin Transport, per Company management.
5. Excludes working capital related to accrued interest.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items.
Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.
E refers to Estimated.
PV refers to Present Value.
Source: Company management.

17 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Discounted Cash Flow Analysis (cont.)

Including Corporate Taxes

(dollars in millions, except per unit values)

	Projected Calendar Year Ending December 31,				
	2024E [1]	2025E	2026E	2027E	2028E
Total Revenue	$446.8	$794.1	$789.3	$772.9	$784.9
Growth %		*3.2%*	*-0.6%*	*-2.1%*	*1.6%*
Total Cost of Products Sold	(211.3)	(378.4)	(367.2)	(346.5)	(353.9)
Total Operating Expenses	(148.9)	(255.0)	(261.0)	(265.8)	(267.9)
Total SG&A [2]	(23.4)	(41.7)	(42.6)	(43.2)	(44.0)
Other Income (Expense) [3]	0.0	0.9	1.3	1.3	1.3
Adjusted EBITDA	**$63.1**	**$119.9**	**$119.8**	**$118.7**	**$120.5**
Margin %	*14.1%*	*15.1%*	*15.2%*	*15.4%*	*15.4%*
Total Depreciation & Amortization	(25.8)	(42.3)	(45.4)	(47.8)	(49.3)
Adjusted EBIT	**$37.3**	**$77.7**	**$74.4**	**$70.9**	**$71.2**
Taxes [4]	(9.0)	(18.8)	(18.3)	(17.6)	(17.5)
Unlevered Earnings	**$28.3**	**$58.9**	**$56.1**	**$53.3**	**$53.7**
Total Depreciation & Amortization	25.8	42.3	45.4	47.8	49.3
Proceeds from sale of assets	1.1	0.3	0.3	0.3	0.6
Phantom Stock	(0.6)	1.1	(1.1)	0.0	0.0
Total Capital Expenditures	(12.6)	(35.5)	(41.6)	(37.5)	(38.6)
Decrease (Increase) in Net Working Capital [5]	0.8	1.2	(0.1)	(0.5)	(0.5)
Unlevered Free Cash Flows	**$43.0**	**$68.2**	**$59.0**	**$63.4**	**$64.5**

	Present Value of Cash Flows (2024 - 2028)		PV of Terminal Value as a Multiple of 2028 Adjusted EBITDA				Implied Enterprise Value		
Discount Rate			**4.25x**	**4.75x**	**5.25x**		**4.25x**	**4.75x**	**5.25x**
9.50%	$245.0	+	$337.9	$377.6	$417.4	=	$582.9	$622.6	$662.4
10.00%	$242.7	+	$330.9	$369.8	$408.7	=	$573.6	$612.5	$651.5
10.50%	$240.4	+	$324.1	$362.2	$400.3	=	$564.5	$602.7	$640.8
11.00%	$238.2	+	$317.4	$354.8	$392.1	=	$555.7	$593.0	$630.3
11.50%	$236.0	+	$311.0	$347.6	$384.1	=	$547.0	$583.6	$620.2

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	**4.25x**	**4.75x**	**5.25x**
9.50%	58.0%	60.6%	63.0%
10.00%	57.7%	60.4%	62.7%
10.50%	57.4%	60.1%	62.5%
11.00%	57.1%	59.8%	62.2%
11.50%	56.9%	59.6%	61.9%

Note: Present values as of 6/1/24; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.
1. Represents projections from June to December 2024.
2. Includes non-cash unit-based compensation.
3. Includes (i) preferred distribution from ELSA JV of $0.9 million/year from 2025E to 2028E and (ii) excess common distributions of $0.4 million/year from 2026E to 2028E.
4. Cash Taxes related to Martin Transport, per Company management, plus 21% Corporate Tax on pretax income not attributed to Martin Transport. Terminal period taxes based on 2028E effective rate.
5. Excludes working capital related to accrued interest.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items.
Adjusted EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non-recurring items.
E refers to Estimated.
PV refers to Present Value.
Source: Company management.

18 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Companies Historical Trading Multiples Enterprise Value to NFY Adjusted EBITDA (2022 – Current) YTD One Year Two Year Total Average Average Average Average Company 4.6x 5.0x 5.1x 5.3x Tier 1 [1] 4.1x 4.2x 4.4x 4.9x 9.0x Tier 2 [2] 5.2x 5.7x 6.1x 6.4x 8.0x 7.0x 6.0x 5.0x 4.0x 3.0x 2.0x 1.0x 0.0x Jan-22 Mar-22 May-22 Jul-22 Aug-22 Oct-22 Dec-22 Feb-23 Apr-23 Jun-23 Aug-23 Oct-23 Dec-23 Feb-24 Apr-24 Jun-24 Tier 1 [1] Tier 2 [2] Company Note: Multiples shown above are sourced from Capital IQ; as such, certain multiples may differ slightly from figures shown on other pages. Multiples less than 0.0x or greater than 25.0x deemed not meaningful. 1. Selected Companies in Tier 1 include Adams Resources & Energy, Inc., Ardmore Shipping Corporation, Genesis Energy, L.P., Navios Maritime Partners L.P., NGL Energy Partners LP, and Tsakos Energy Navigation Limited. 2. Selected Companies in Tier 2 include Delek Logistics Partners, LP, Mullen Group Ltd., Oil States International, Inc., Ranger Energy Services, Inc., RPC, Inc., Suburban Propane Partners, L.P., and World Kinect Corporation. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items. YTD refers to Year to Date. Source: Capital IQ as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 19

PRELIMINARY PREMIUMS PAID DATA 04 03 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Premiums Paid Data

Definitive Agreement Announcement Date [1]	Unaffected Date [2]	Buyer	Target		Form of Consideration	Initial Premium to Unaffected Date Price [3] 1 Day	Initial Premium to Unaffected Date Price [3] 30 Day VWAP	Final Premium to Unaffected Date Price [4] 1 Day	Final Premium to Unaffected Date Price [4] 30 Day VWAP
9/18/23	5/3/23	Green Plains Inc.	Green Plains Partners LP		Cash and Stock	0%	1%	20%	21%
8/16/23	5/3/23	HF Sinclair Corporation	Holly Energy Partners, L.P.		Cash and Stock	-2%	-9%	36%	28%
8/16/23	8/15/23	Energy Transfer LP	Crestwood Equity Partners LP	[5]	100% Stock	NA	NA	-1%	-6%
4/6/23	1/24/23	GasLog Ltd.	GasLog Partners LP		100% Cash	10%	16%	24%	30%
2/1/23	7/5/22	Sisecam Chemicals Resources	Sisecam Resources		100% Cash	0%	2%	39%	42%
1/6/23	8/17/22	Phillips 66	DCP Midstream		100% Cash	0%	4%	20%	25%
7/28/22	6/23/22	PBF Energy	PBF Logistics		Cash and Stock	NA	NA	33%	13%
7/25/22	2/10/22	Shell	Shell Midstream		100% Cash	0%	0%	23%	23%
6/2/22	1/10/22	Hartree Partners	Sprague Resources LP		100% Cash	11%	22%	27%	41%
5/16/22	5/13/22	Diamondback Energy	Rattler Midstream		100% Stock	NA	NA	17%	10%
4/22/22	10/8/21	Ergon	Blue Knight		100% Cash	8%	6%	51%	49%
12/20/21	8/5/21	BP	BP Midstream		100% Stock	-1%	-7%	16%	10%
10/27/21	10/26/21	Phillips 66	Phillips 66 Partners		100% Stock	NA	NA	5%	7%
10/4/21	10/1/21	Stonepeak Partners LP; Stonepeak Infrastructure Fund IV LP	Teekay LNG Partners L.P.	[5]	100% Cash	NA	NA	8%	7%
8/23/21	5/14/21	Landmark Dividend LLC	Landmark Infrastructure Partners LP		100% Cash	9%	6%	38%	35%
3/5/21	2/4/21	Chevron Corporation	Noble Midstream Partners LP		100% Stock	0%	3%	17%	20%
12/15/20	10/2/20	TC Energy Corporation	TC PipeLines, LP		100% Stock	5%	-1%	19%	12%
7/27/20	7/26/20	CNX Resources Corporation	CNX Midstream Partners LP		100% Stock	NA	NA	28%	30%
12/16/19	8/27/19	Blackstone Infrastructure Partners, L.P.	Tallgrass Energy, LP		100% Cash	36%	16%	56%	33%
10/1/19	5/16/19	Brookfield Business Partners L.P.	Teekay Offshore Partners L.P.		100% Cash	-13%	-22%	28%	15%
5/10/19	5/9/2019	IFM Investors Pty Ltd	Buckeye Partners, L.P.	[5]	100% Cash	NA	NA	27%	24%

Continued on Following Page

Note: Premium paid data based on (i) closing price as of the unaffected date and (ii) final transaction consideration.
1. *Represents the date of announcement of the execution of a definitive agreement.*
2. *Represents the day prior to either (i) the announcement of receipt of proposal or (ii) the announcement of agreement of merger, or (iii) the announcement of the target companies considering strategic alternatives.*
3. *Reflects implied premium based on initial proposal vs. unaffected date price, as applicable.*
4. *Reflects implied premium based on announcement of the execution of the definitive agreement vs. unaffected date price.*
5. *Transaction reflects target not acquired by affiliate or GP.*

Source: Public filings, press releases, and Capital IQ.

21 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Premiums Paid Data (cont.)

Definitive Agreement Announcement Date [1]	Unaffected Date [2]	Buyer	Target		Form of Consideration	Initial Premium to Unaffected Date Price [3]: 1 Day	Initial Premium to Unaffected Date Price [3]: 30 Day VWAP	Final Premium to Unaffected Date Price [4]: 1 Day	Final Premium to Unaffected Date Price [4]: 30 Day VWAP
5/8/19	5/7/2019	MPLX LP	Andeavor Logistics LP	[5]	100% Stock	NA	NA	2%	1%
4/2/19	4/1/19	UGI Corporation	AmeriGas Partners, L.P.		Cash and Stock	NA	NA	13%	23%
11/26/18	7/9/18	ArcLight Energy Partners	TransMontaigne Partners L.P.		100% Cash	5%	2%	14%	10%
11/26/18	9/18/18	Dominion Energy, Inc.	Dominion Energy Midstream Partners, LP		100% Stock	0%	5%	3%	8%
11/8/18	11/7/18	Western Gas Equity Partners, LP	Western Gas Partners, LP		100% Stock	NA	NA	8%	14%
10/22/18	10/19/18	EnLink Midstream, LLC	EnLink Midstream Partners, LP		100% Stock	NA	NA	1%	0%
10/18/18	10/17/18	Valero Energy Corporation	Valero Energy Partners LP		100% Cash	NA	NA	7%	12%
10/9/18	2/25/18	Antero Midstream GP LP	Antero Midstream Partners LP		Cash and Stock	NA	NA	19% [6]	9% [6]
9/18/18	5/16/18	Enbridge Inc.	Enbridge Energy Partners, L.P.		100% Stock	0%	0%	14%	15%
8/24/18	5/16/18	Enbridge Inc.	Spectra Energy Partners, LP		100% Stock	0%	-3%	21%	18%
8/1/18	7/31/18	Energy Transfer Equity LP	Energy Transfer Partners, L.P.		100% Stock	NA	NA	11%	18%
7/4/18	6/1/18	OCI N.V.	OCI Partners LP		100% Cash	10%	10%	15%	15%
5/17/18	5/16/18	The Williams Companies, Inc.	Williams Partners L.P.		100% Stock	NA	NA	6%	12%
3/27/18	3/26/18	Tallgrass Energy GP, LP	Tallgrass Energy Partners, LP		100% Stock	NA	NA	1%	-8%

All Transactions

		Initial 1 Day	Initial 30 Day VWAP	Final 1 Day	Final 30 Day VWAP
Count: 30	Low	-13%	-22%	-1%	-8%
	High	36%	22%	56%	49%
	Median	0%	2%	17%	15%
	Mean	4%	3%	19%	18%

100% Cash Transactions

		Initial 1 Day	Initial 30 Day VWAP	Final 1 Day	Final 30 Day VWAP
Count: 11	Low	-13%	-22%	7%	7%
	High	36%	22%	56%	49%
	Median	7%	5%	24%	24%
	Mean	7%	6%	27%	26%

Note: Premium paid data based on (i) closing price as of the unaffected date and (ii) final transaction consideration.
1. *Represents the date of announcement of the execution of a definitive agreement.*
2. *Represents the day prior to either (i) the announcement of receipt of proposal or (ii) the announcement of agreement of merger, or (iii) the announcement of the target companies considering strategic alternatives.*
3. *Reflects implied premium based on initial proposal vs. unaffected date price, as applicable.*
4. *Reflects implied premium based on announcement of the execution of the definitive agreement vs. unaffected date price.*
5. *Transaction reflects target not acquired by affiliate or GP.*
6. *Reflects the premium received by the public shareholders. Transaction included lower consideration for units owned by Antero Resources.*

Source: Public filings, press releases, and Capital IQ.

22 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

APPENDIX 06 04 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

APPENDIX Additional Response Considerations 07 04 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Unit Trading Activity Prior to the Offer Closing Unit Price (dollars in actuals) Closing Unit Price 1-Month VWAP: $2.89 3-Month VWAP: $2.69 6-Month VWAP: $2.55 1-Year VWAP: $2.57 3-Year VWAP: $3.17 5-Year VWAP: $2.81 $7.00 $6.00 5/24/24: Offer Announced $5.00 $4.00 $3.00 $2.00 $1.00 $0.00 May-19 May-20 May-21 May-22 May-23 May-24 Note: VWAPs shown are as of 5/23/24. VWAP refers to Volume Weighted Average Price. Source: Bloomberg as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 25

Company Relative Unit Performance Information Total Unitholder Return Company vs. S&P 500 Index and Selected Companies (Five Years Prior to Unaffected Date) 150% Five-Year Three-Year Two-Year One-Year YTD Total Return [1] Total Return [1] Total Return [1] Total Return [1] Total Return [1] Company -52.5% 16.4% -25.6% 40.7% 22.5% / 32.7% [2] Selected Companies Tier 1 [3] 67.9% 87.8% 58.7% 49.9% 36.2% Selected Companies Tier 2 [4] 17.1% 9.8% -3.1% -5.1% -1.0% 100% S&P 500 Index (Total Return) 86.7% 25.5% 32.6% 27.1% 11.1% 50% 0% -50% -100% May-19 Nov-19 May-20 Nov-20 May-21 Nov-21 May-22 Nov-22 May-23 Nov-23 May-24 Company Selected Companies Tier 1 [3] Selected Companies Tier 2 [4] S&P 500 Index (Total Return) Note: Total return to shareholders and/or unitholders considers dividends and capital gains. 1. Metrics shown as of unaffected date (5/23/24) unless otherwise noted. 2. Represents YTD total return as of unaffected date (5/23/24) and as of 6/27/24, respectively. 3. Selected Companies in Tier 1 include Adams Resources & Energy, Inc., Ardmore Shipping Corporation, Genesis Energy, L.P., Navios Maritime Partners L.P., NGL Energy Partners LP, and Tsakos Energy Navigation Limited. 4. Selected Companies in Tier 2 include Delek Logistics Partners, LP, Mullen Group Ltd., Oil States International, Inc., Ranger Energy Services, Inc., RPC, Inc., Suburban Propane Partners, L.P., and World Kinect Corporation. YTD refers to Year to Date. Source: Capital IQ as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 26

Recent Unit Price Performance



Closing Unit Price ($)
Daily Volume (millions)
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Current Unit Price [1]: $3.25
Q4 FY 22
▲ 0.9% 2
Q1 FY 23
▼ 2.0% 2
Q2 FY 23
▲ 0.0% 2
Q3 FY 23
▲ 0.4% 2
Q4 FY 23
▼ 0.5% 2
Q1 FY 24
▲ 3.4% 2
1/1/23
3/1/23
5/1/23
7/1/23
9/1/23
11/1/23
1/1/24
3/1/24
5/1/24
Daily Trading Volume
Company
Current Unit Price [1]

90-Day Average Daily Trading Volume (in millions) [3]	0.1
% of Total Units Outstanding	0.3%
90-Day Average Daily Trading Value (in millions) [3]	$0.3
% of Market Value of Equity	0.3%
Number of Analysts Covering the Company [4]	2
Total Public Float [5] [6]	28.2
% of Total Units Outstanding	70.9%

Comparison of Reported Financials and Wall Street Estimates

(dollars in millions)

	Fiscal Year Ended December 31, 2022		2023								2024	
	Q4		Q1		Q2		Q3		Q4		Q1	
	Total Revenue	Adjusted EBITDA	Total Revenue	Adjusted EBITDA	Total Revenue	Adjusted EBITDA	Total Revenue	Adjusted EBITDA	Total Revenue	Adjusted EBITDA	Total Revenue	Adjusted EBITDA
Consensus Wall Street Estimate [7]	NA	$23.2	NA	$32.5	NA	$33.0	NA	$26.2	$178.0	$25.6	$199.0	$31.3
Reported Financials	$243.4	$17.8	$244.5	$30.6 [8]	$195.6	$31.8 [8]	$176.7	$26.2	$181.1	$29.2	$180.8	$30.4
% Difference	**NA**	**-23.4%**	**NA**	**-6.0%**	**NA**	**-3.6%**	**NA**	**-0.1%**	**1.7%**	**14.1%**	**-9.1%**	**-2.7%**

1. As of 6/27/24 close.
2. Refers to percentage change between closing unit price directly prior to reported earnings and closing unit price on subsequent trading day, per Capital IQ.
3. Per Capital IQ.
4. Per Bloomberg.
5. Per public filings.
6. Represents common units outstanding. Does not reflect unit acquisitions or disposals not publicly disclosed as of 6/27/24.
7. Refers to consensus Bloomberg and Wall Street analyst estimates for relevant financial metric directly prior to reported earnings.
8. The reported Adjusted EBITDA figures for Q1 2023 and Q2 2023 are shown pro forma for the Company's exit from the Butane optimization business.
Source: Capital IQ, Bloomberg and Company press releases.

27 Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Selected Unit Trading Activity Last Twelve Months Last Six Months Average Daily Volume: 0.07 million Average Daily Volume: 0.06 million 1 1 VWAP : $2.67 VWAP : $2.78 High Closing Price: $3.36 High Closing Price: $3.36 % Volume Traded % Volume Traded Low Closing Price: $2.02 Low Closing Price: $2.07 > $3.05: 19% > $3.05: 32% 22.4% 28.5% 18.5% 16.6% 15.7% 19.9% 13.7% 15.1% 12.8% 8.5% 9.1% 8.2% 4.6% 6.4% $2.05- $2.25- $2.45- $2.65- $2.85- $3.05- $3.25- $2.05- $2.25- $2.45- $2.65- $2.85- $3.05- $3.25- $2.25 $2.45 $2.65 $2.85 $3.05 $3.25 $3.45 $2.25 $2.45 $2.65 $2.85 $3.05 $3.25 $3.45 Last Three Months Since Offer % Volume Traded Average Daily Volume: 0.07 million Average Daily Volume: 0.10 million % Volume Traded 1 > $3.05: 51% 1 VWAP : $3.00 VWAP : $3.22 > $3.05: 100% High Closing Price: $3.36 High Closing Price: $3.36 26.4% Low Closing Price: $2.47 Low Closing Price: $3.11 25.0% 51.4% 48.6% 21.8% 14.5% 12.2% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% $2.05- $2.25- $2.45- $2.65- $2.85- $3.05- $3.25- $2.05- $2.25- $2.45- $2.65- $2.85- $3.05- $3.25- $2.25 $2.45 $2.65 $2.85 $3.05 $3.25 $3.45 $2.25 $2.45 $2.65 $2.85 $3.05 $3.25 $3.45 1. Based on VWAP over specified period (last twelve months, last six months, last three months, or since Offer). Reference to “Month” is based on Calendar months. VWAP in dollars. VWAP refers to Volume Weighted Average Price. Source: Bloomberg as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 28

Selected Wall Street Analyst Perspectives As of June 27, 2024, the average unit price target for the Company from Wall Street analysts reflected a discount of 7.7% relative to the Company’s closing unit price of $3.25 per unit and 1.7% relative to the Offer Price of $3.05 per unit. (per unit prices in actuals) Offer Status Broker Date of Report Unit Price Target Risk/Recommendation Post-Offer Sidoti & Company 6/27/24 $3.00 Moderate Post-Offer Stifel 5/24/24 $3.00 Hold Pre-Offer Sidoti & Company 4/22/24 $4.00 [1] Moderate Pre-Offer Stifel 4/18/24 $3.00 Hold Historical Wall Street Analyst Recommendations Versus Trading Price 100% $7.00 $6.00 80% $5.00 60% $4.00 $3.00 40% $2.00 20% $1.00 0% $0.00 Jun-22 Oct-22 Jan-23 Apr-23 Jul-23 Oct-23 Feb-24 May-24 Trading Price Analyst Target Price Buy / Overweight % Hold / Neutral % Sell / Underweight % 1. The $4.00 unit price target is rounded based on a calculated unit price of $3.60 derived from 4.0x 2025 FCF per unit estimated of $0.90. Source: Capital IQ and Bloomberg as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 29

Illustrative Implied Present Value of Future Unit Price Sensitivity Analysis Illustrative Implied 12/31/26 Unit Price Sensitivities (dollars and units outstanding in millions, except per unit values) Shown for illustrative purposes and not as an Illustrative EV / Adjusted EBITDA Multiple indication as to actual unit prices which may vary based 4.0x 4.5x 5.0x 5.5x 6.0x on various factors, including market conditions and FY 2026E Adjusted EBITDA [1] $119.8 $119.8 $119.8 $119.8 $119.8 financial projections. Does not represent an indication of valuation of the units. Implied Enterprise Value $479.1 $539.0 $598.9 $658.7 $718.6 Less: Net Debt at 12/31/26 [1] ($387.1) ($387.1) ($387.1) ($387.1) ($387.1) Implied Market Cap $91.9 $151.8 $211.7 $271.6 $331.5 Common and General Partner Units Outstanding [1] [2] 40.0 40.0 40.0 40.0 40.0 Implied Future Value per Unit $2.30 $3.80 $5.30 $6.80 $8.30 Implied Present Value per Unit [3] 12.0% $1.73 $2.86 $3.99 $5.12 $6.25 13.0% $1.70 $2.80 $3.90 $5.01 $6.11 14.0% $1.66 $2.74 $3.82 $4.90 $5.98 Cost of 15.0% $1.62 $2.68 $3.74 $4.79 $5.85 Equity 16.0% $1.59 $2.62 $3.66 $4.69 $5.73 17.0% $1.55 $2.57 $3.58 $4.59 $5.60 18.0% $1.52 $2.51 $3.50 $4.49 $5.49 Note: Present values as of 7/1/24. 1. Per Company management. 2. Includes incremental 50,000 partner units granted to the Board of Directors per year. Per Company management. General Partner units implied based on 2.0% general partner interest. 3. For purpose of the analysis, calculated based on selected cost of equity range. See page 47 for details. Source: Company management. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 30

Illustrative Present Value of Future Distributions The below assumes (for illustrative purposes only) that following de-levering to below 3x Net Debt / LTM EBITDA, the Company initiates distributions in FY 2028, ramping up to a level consistent with a 1.6x distribution coverage ratio in 2031, based on discussions with Company management. Implied present values are based on a terminal distribution coverage ratio range of ~1.3x to ~2.0x and selected cost of equity range of 12-18%. 2024E [1] 2025E 2026E 2027E 2028E 2029E 2030E 2031E (dollars and units outstanding in millions, except per unit values) Distributable Cash [2] [a] $13.0 $35.9 $36.3 $55.3 $64.7 $64.7 $64.7 $64.7 Free Cash Flow Before Distributions [2] $0.3 $32.6 $24.7 $30.4 $49.7 $49.7 $49.7 $49.7 Illustrative Distibutions [3] [b] ($0.4) ($0.8) ($0.8) ($0.8) ($10.0) ($20.0) ($30.0) ($40.0) Implied Distribution per Unit ($0.01) ($0.02) ($0.02) ($0.02) ($0.25) ($0.50) ($0.75) ($0.99) Implied Distribution Coverage Ratio [4] [a]/[b] 32.7x 45.0x 45.7x 69.5x 6.5x 3.2x 2.2x 1.6x Implied Distribution Ratio [5] [b]/[a] 0.0x 0.0x 0.0x 0.0x 0.2x 0.3x 0.5x 0.6x Total Units (millions) [6] 39.8 39.9 40.0 40.0 40.1 40.1 40.2 40.2 Credit-Related Metrics Beginning Cash $0.1 $0.5 $0.5 $12.9 $0.5 $0.5 $30.2 $49.8 Change in Cash 0.2 (0.0) 12.4 (12.4) 0.0 29.7 19.7 9.7 Ending Cash $0.5 $0.5 $12.9 $0.5 $0.5 $30.2 $49.8 $59.5 Total Debt [7] $441.2 $411.5 $400.0 $363.3 $323.7 $323.7 $323.7 $323.7 Net Debt / Adjusted EBITDA [8] 3.8x 3.4x 3.2x 3.1x 2.7x 2.4x 2.3x 2.2x Free Cash Flow Before Distributions Coverage Ratio [9] 0.8x 41.0x 31.0x 38.2x 5.0x 2.5x 1.7x 1.2x Liquidity [10] $109.3 $139.0 $162.9 $37.2 $76.8 $106.5 $126.2 $135.9 • Additional liquidity may be necessary to potentially Implied Present Value of Distributions Per Unit [11] refinance the Company’s debt 2031 Terminal Distribution Coverage Ratio in the future 2.05x 1.90x 1.75x 1.60x 1.45x 1.30x 1.00x represents the upper bound Implied Terminal Free Cash Flow Before Distributions Coverage Ratio [9] 1.57x 1.46x 1.34x 1.23x 1.11x 1.00x to theoretical distributions • Distribution coverage ratios Implied Terminal Distribution $31.5 $34.0 $37.0 $40.4 $44.6 $49.8 of MLPs have trended higher in recent years, generally Implied Distribution per Unit $0.78 $0.85 $0.92 $1.01 $1.11 $1.24 Shown for illustrative purposes between ~1.5x and ~2.0x 12.0% $4.29 $4.52 $4.79 $5.12 $5.51 $5.99 and not as an indication as to 13.0% $3.83 $4.03 $4.27 $4.55 $4.89 $5.31 • MLPs frequently have actual unit prices which may significant latitude on the 14.0% $3.44 $3.62 $3.82 $4.07 $4.37 $4.73 vary based on various factors, Cost of definitions of capital 15.0% $3.11 $3.26 $3.45 $3.66 $3.92 $4.24 including market conditions Equity expenditures and other items 16.0% $2.82 $2.96 $3.12 $3.31 $3.54 $3.82 and financial projections. Does used to calculate distributable 17.0% $2.58 $2.70 $2.84 $3.01 $3.21 $3.46 not reflect an indication of cash 18.0% $2.36 $2.47 $2.59 $2.74 $2.92 $3.15 valuation of the units. See the following page for footnotes. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 31

Illustrative Present Value of Future Distributions (cont.) Note: Present values as of 7/1/24; mid-year convention applied. 1. Reflects stub period as of 7/1/24. 2. Held constant after 2028E. 3. For purpose of the illustrative analysis, assumes total distribution amounts of $10 mm, $20 mm, $30 mm and $40 mm for each of 2028E, 2029E, 2030E and 2031E respectively. 4. Defined as Distributable Cash Flow divided by total Distributions in a given year. 5. Defined as total Distributions divided by Distributable Cash Flow in a given year. 6. Includes incremental 50,000 partner units granted to the Board of Directors per year. Per Company management. 0.8 million General Partner units implied based on 2.0% general partner interest. 7. For purpose of the illustrative analysis, (i) 2028 Free Cash Flow After Distributions is assumed to be utilized to pay down the revolver and (ii) the revolver balance is held constant after 2028. 8. For purpose of the illustrative analysis, the Company's adjusted EBITDA is assumed to be held constant after 2028. 9. Defined as Free Cash Flow Before Distributions divided by total Distributions in a given year. 10. Assumes $150 mm of total credit facility availability from 2024 till January 2027 and $200 mm thereafter. Per Company management. 11. For purpose of the illustrative analysis, utilizes terminal perpetual growth rate of 0%. Source: Company management. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 32

Recent Trading Activity
Top Common Unit Holders

(units in millions and dollars in actuals)

	Latest Common	% of	Net Common Units Added / (Deducted) by Quarter												Total Net Change
Holder	**Unit Holdings**	**Public Float**	**Q2 2021**	**Q3 2021**	**Q4 2021**	**Q1 2022**	**Q2 2022**	**Q3 2022**	**Q4 2022**	**Q1 2023**	**Q2 2023**	**Q3 2023**	**Q4 2023**	**Q1 2024**	
Martin Resource Management Corporation	6.115	NA	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
% of Holdings Traded			*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Ruben S. Martin III	3.886	NA	0.002	1.321	0.794	0.358	0.101	0.001	0.135	0.001	0.002	0.463	0.241	0.002	3.423
% of Holdings Traded			*0.4%*	*284.7%*	*44.5%*	*13.9%*	*3.5%*	*0.0%*	*4.5%*	*0.0%*	*0.1%*	*14.6%*	*6.6%*	*0.0%*	*740.9%*
Invesco Ltd.	7.213	25.6%	0.000	(1.000)	0.000	0.000	0.000	0.000	0.000	0.000	0.000	(0.004)	0.000	0.000	(1.004)
% of Holdings Traded			*0.0%*	*(12.2%)*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*(0.1%)*	*0.0%*	*0.0%*	*(12.2%)*
Goldman Sachs Group	1.751	6.2%	0.000	0.000	(0.000)	0.002	(0.002)	0.000	0.936	0.491	0.092	(0.212)	0.066	(0.062)	1.311
% of Holdings Traded			*0.0%*	*0.0%*	*(0.0%)*	*0.5%*	*(0.5%)*	*0.0%*	*212.6%*	*35.7%*	*4.9%*	*(10.8%)*	*3.8%*	*(3.4%)*	*297.9%*
Barclays PLC	1.500	5.3%	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000	0.000
% of Holdings Traded			*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
Harvest Fund Advisors LLC	1.068	3.8%	0.910	0.571	(0.020)	0.022	(0.066)	0.071	(0.022)	(0.018)	(0.003)	(0.497)	(0.143)	(0.145)	0.661
% of Holdings Traded			*223.6%*	*43.4%*	*(1.0%)*	*1.2%*	*(3.5%)*	*3.9%*	*(1.2%)*	*(1.0%)*	*(0.1%)*	*(26.8%)*	*(10.5%)*	*(12.0%)*	*162.5%*
JPMorgan Chase & Co	0.707	2.5%	(0.022)	(0.056)	(0.158)	(0.030)	0.002	0.098	(0.207)	(0.030)	0.008	0.055	0.183	(0.089)	(0.247)
% of Holdings Traded			*(2.3%)*	*(6.0%)*	*(18.0%)*	*(4.2%)*	*0.4%*	*14.2%*	*(26.3%)*	*(5.2%)*	*1.4%*	*9.8%*	*29.9%*	*(11.2%)*	*(25.9%)*
Raymond James Financial Inc.	0.540	1.9%	0.011	0.001	0.081	0.325	0.027	0.122	(0.024)	0.030	0.014	0.019	(0.023)	(0.044)	0.540
% of Holdings Traded			*New Position*	*6.6%*	*NMF*	*351.9%*	*6.5%*	*27.5%*	*(4.2%)*	*5.5%*	*2.5%*	*3.3%*	*(3.8%)*	*(7.6%)*	*NMF*
VWAP During Quarter			$2.58	$3.00	$2.96	$3.54	$4.63	$3.94	$3.13	$2.76	$2.37	$2.66	$2.47	$2.42	
High Closing Unit Price During Quarter			$3.28	$3.50	$3.52	$4.73	$5.74	$4.59	$3.70	$3.35	$2.95	$3.25	$2.68	$2.65	
Low Closing Unit Price During Quarter			$2.12	$2.60	$2.59	$2.87	$3.63	$3.24	$2.81	$2.46	$2.05	$2.04	$2.27	$2.08	

Note: Invesco, which holds 26% of the public float, sold 1mm shares in early 2021 but has not sold a material amount of shares since that time.

[dashed box] indicates insider unitholders.
Sources: Capital IQ, Bloomberg and public filings as of 6/27/24.

33 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Unit Value at Different Adjusted EBITDA Multiples Dollars in millions, except per unit values Illustrative EV/2024E Adjusted EBITDA 5.00x 5.03x 5.10x 5.20x 5.30x 5.40x 5.50x 5.60x 5.70x 5.80x 5.90x 6.00x Implied Enterprise Value $576.4 $580.0 $588.0 $599.5 $611.0 $622.5 $634.1 $645.6 $657.1 $668.7 $680.2 $691.7 Debt as of 5/31/24 [1] (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) (458.8) Cash as of 5/31/24 [1] 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 0.2 Implied Market Value of Equity $117.8 $121.4 $129.4 $140.9 $152.4 $163.9 $175.5 $187.0 $198.5 $210.1 $221.6 $233.1 Common and General Partner Units Outstanding [1] [2] 39.8 39.8 39.8 39.8 39.8 39.8 39.8 39.8 39.8 39.8 39.8 39.8 Implied Unit Value $2.96 $3.05 $3.25 $3.54 $3.83 $4.12 $4.41 $4.70 $4.99 $5.28 $5.57 $5.86 Ref. Unit Price Implied Premium to Unaffected Unit Price [3] $3.00 -1.3% 1.7% 8.3% 18.0% 27.7% 37.3% 47.0% 56.6% 66.3% 75.9% 85.6% 95.3% Implied Premium to Current Unit Price [4] $3.25 -8.9% -6.2% 0.0% 8.9% 17.8% 26.8% 35.7% 44.6% 53.5% 62.4% 71.3% 80.2% Implied Unaffected 15 Day VWAP [3][5] $2.95 0.3% 3.3% 10.1% 19.9% 29.7% 39.5% 49.3% 59.2% 69.0% 78.8% 88.6% 98.4% Implied Unaffected 30 Day VWAP [3][5] $2.85 4.1% 7.2% 14.2% 24.4% 34.6% 44.8% 55.0% 65.2% 75.3% 85.5% 95.7% 105.9% 52 Week High [4][5] $3.42 -13.4% -10.8% -5.0% 3.5% 12.0% 20.5% 28.9% 37.4% 45.9% 54.3% 62.8% 71.3% 52 Week Low [4][5] $1.98 49.5% 54.0% 64.2% 78.8% 93.4% 108.1% 122.7% 137.3% 152.0% 166.6% 181.2% 195.8% Shown for illustrative purposes only. Does not represent an indication of valuation of the units. Note: denotes Offer related metrics. 1. Per Company management 2. 0.8 million General Partner units implied based on 2.0% general partner interest. 3. As of 5/23/24. 4. As of 6/27/24. 5. Per Capital IQ. Source: Company management and Capital IQ. Adjusted EBITDA refers to Earnings before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 34

APPENDIX Public Market Observations 05 04 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Public Market Trading Overview

(units outstanding and dollars in millions, except per unit values and where otherwise noted)

Public Market Enterprise Value Derivation	
Closing Unit Price June 27, 2024 [1]	$3.25
Common and General Partner Units Outstanding [2] [3]	39.8
Dilutive Units [2] [4]	0.0
Fully Diluted Units	39.8
Market Value of Equity	**$129.3**
Debt [2] [5]	450.0
Total Cash [2]	(0.1)
Public Market Enterprise Value	**$579.3**

Selected Market Information as of June 27, 2024	
1-Month Average [6]	$3.26
3-Month Average [6]	$2.93
6-Month Average [6]	$2.68
52-Week High as of 6/21/24 [6]	$3.42
52-Week Low as of 7/21/23 [6]	$1.98
90-Day Average Daily Trading Volume (in millions) [6]	0.1
% of Total Units Outstanding	0.3%
90-Day Average Daily Trading Value (in millions) [6]	$0.3
% of Market Value of Equity	0.3%
Number of Analysts Covering the Company [7]	2
Total Public Float [8] [9]	28.2
% of Total Units Outstanding	70.9%

Implied Multiples	LTM (3/31/24) [8] [10]	CY 2024E [11]	CY 2025E [11]
Enterprise Value / Adjusted EBITDA	4.9x	5.0x	4.9x

1. As of 6/27/24.
2. Per Company's Form 10-Q for the period ended 3/31/24.
3. 0.8 million General Partners Units implied based on 2% partnership interest.
4. Excludes ~0.1 non-vested restricted units as of 3/31/24.
5. Reflects total principal amount, gross of unamortized debt insurance costs.
6. Per Capital IQ.
7. Per Bloomberg.
8. Per public filings.
9. Represents common units outstanding. Does not reflect unit acquisitions or disposals not publicly disclosed as of 6/27/24.
10. Reflects Adjusted EBITDA as reported by Company management.
11. Reflects consensus analyst estimates per Capital IQ.

Adjusted EBITDA refers to Earnings before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items.
CY refers to Calendar Year.
E refers to Estimated.
LTM refers to the most recently completed 12-month period for which financial information has been made public.
Sources: Public filings, Capital IQ and Bloomberg.

36 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Timeline and Unit Trading History



Closing Unit Price ($)
Daily Volume (millions)
Current Unit Price [1]: $3.25
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
A
B
C
D
E
F
G
H
I
J
K
L
M
N
O
P
Q
6/27/21
9/27/21
12/27/21
3/27/22
6/27/22
9/27/22
12/27/22
3/27/23
6/27/23
9/27/23
12/27/23
3/27/24
6/27/24
Daily Trading Volume
Company
Current Unit Price [1]

Selected Events

Event	Date	Comment
A	7/22/21	Q2-21 Earnings: Quarterly revenue and Adj. EBITDA of $184.3 mm (31% YoY) and $22.5 mm (-6% YoY).
B	10/20/21	Q3-21 Earnings: Quarterly revenue and Adj. EBITDA of $211.3 mm (38% YoY) and $21.5 mm (-5% YoY).
C	11/29/21	MRMC and Ruben S. Martin III acquired the remaining 49% voting interest in Martin Midstream GP LLC ("GP") from Alinda Capital Partners through Senterfitt Holdings Inc., bringing MRMC and Ruben S. Martin III's voting and economic ownership in the GP to 100%.
D	2/16/22	Q4-21 Earnings: Quarterly revenue and Adj. EBITDA of $285.9 mm (59% YoY) and $39.7 mm (128% YoY). Annual revenue and Adj. EBITDA of $882.4 mm (31% YoY) and $114.5 mm (21% YoY). Company releases FY 22 Adj. EBITDA guidance of $100 mm to $110 mm.
E	4/20/22	Q1-22 Earnings: Quarterly revenue and Adj. EBITDA of $279.2 mm (39% YoY) and $40.0 mm (29% YoY). The Company increased FY 22 Adj. EBITDA guidance to $110 mm to $120 mm from $100 mm to $110 mm previously.
F	6/8/22	The Company filed a prospectus related to a shelf registration of (i) common units representing LP interests in Company and (ii) debt securities of the Company and Martin Midstream Finance Corp.
G	7/20/22	Q2-22 Earnings: Quarterly revenue and Adj. EBITDA of $267.0 mm (45% YoY) and $38.3 mm (70% YoY). The Company increased FY 22 Adj. EBITDA guidance to $126 mm to $135 mm from $110 mm to $120 mm previously.
H	11/2/22	Q3-22 Earnings: Quarterly revenue and Adj. EBITDA of $229.3 mm (9% YoY) and $18.8 mm (-12% YoY).
I	1/25/23	The Company announced its intention to exit the butane optimization business during Q2-23, which Company management estimated to have contributed ($10.7) mm in Adj. EBITDA in Q4-22. Company released preliminary estimated Q4-22 Adj. EBITDA of between $17.0 mm and $19.0 mm.

Event	Date	Comment
J	1/30/23	The Company announced certain debt refinancing-related events, including (i) a cash tender offer for its 10.0% senior secured 1.5 lien notes due 2024 and 11.5% senior secured second lien notes due 2025, (ii) a proposed offering of $400 mm in principal amount 11.5% senior secured second lien notes due 2028 and (iii) certain amendments to its revolving credit facility.
K	2/15/23	Q4-22 Earnings: Quarterly revenue and Adj. EBITDA of $243.4 mm (-15% YoY) and $17.8 mm (-55% YoY).[3] Annual revenue and Adj. EBITDA of $1,018.9 mm (15% YoY) and $114.9 mm (0% YoY). Company releases FY 23 Adj. EBITDA[2] guidance of $115.3.
L	4/19/23	Q1-23 Earnings: Quarterly revenue and Adj. EBITDA[2] of $244.5 mm (-12% YoY) and $30.6 mm (-11% YoY).
M	7/19/23	Q2-23 Earnings: Quarterly revenue and Adj. EBITDA[2] of $195.6 mm (-27% YoY) and $31.8 mm (-18% YoY).
N	10/18/23	Q3-23 Earnings: Quarterly revenue and Adj. EBITDA[2] of $176.7 mm (-23% YoY) and $26.2 mm (28% YoY).
O	2/14/24	Q4-23 Earnings: Quarterly revenue and Adj. EBITDA[2] of $181.1 mm (-26% YoY) and $29.2 mm (2% YoY). Annual revenue and Adj. EBITDA[2] of $798.0 mm (-22% YoY) and $117.7 mm (-4% YoY). Company releases FY 24 Adj. EBITDA[2] guidance of $116.1 mm.
P	4/17/24	Q1-24 Earnings: Quarterly revenue and Adj. EBITDA[2] of $180.8 mm (-26% YoY) and $30.4 mm (-1% YoY).
Q	5/24/24	The Company announced receipt of a proposal from Martin Resource Management Corporation to acquire all the outstanding Common Units not already owned by Martin Resource Management Corporation at a cash purchase price of $3.05 per Common Unit.

1. Represents closing unit price on 6/27/24.
2. Represents Adj. EBITDA after giving effect to the exit of the butane optimization business as reported by Company.
3. The decline in Adj. EBITDA is primarily attributed to the butane optimization and sulfur businesses.
GP refers to general partner. LP refers to Limited Partnership. Q refers to Quarter. YoY refers to year-over-year.
Sources: Capital IQ and public filings.

37 Houlihan Lokey
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Selected Float and Trading Data 1 Average Daily Volume / Common Units or Shares Outstanding 2.5% 1.6% 1.0% 0.9% Median: 0.7% 0.7% 0.7% 0.6% Median: 0.5% 0.3% 0.3% 0.3% 0.2% 0.2% 0.2% 0.2% Company ASC TNP NMM GEL NGL AE OIS WKC RES RNGR SPH DKL MTL 1 2 Average Daily Volume / Public Float 2.7% 1.9% 1.8% 1.3% Median: 1.0% 1.0% 1.0% 1.0% 0.9% Median: 0.7% 0.4% 0.4% 0.3% 0.3% 0.2% 0.2% Company ASC TNP NMM GEL NGL AE OIS RES RNGR WKC DKL SPH MTL Tier 1 Tier 2 1. Based on 90-day average trading volume as of 6/27/24. 2. Company float excludes units held by Ruben S. Martin III, C. Scott Massey, Robert D. Bondurant and other insiders. AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation. Source: Capital IQ as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 38

Selected Float and Trading Data 1 Public Float / Common Units or Shares Outstanding 96.9% Median: 93.5% 96.3% 94.7% 93.5% 92.8% 90.1% Median: 85.9% 87.0% 84.8% 73.7% 70.9% 63.4% 58.5% 38.0% 26.4% Company NGL AE GEL ASC TNP NMM WKC SPH OIS MTL RNGR RES DKL 2 Average Daily Traded Value (dollars in millions) $13.9 $13.8 $10.7 $8.4 $7.8 Median: $6.5 $5.8 $5.2 Median: $4.1 $4.1 $3.6 $2.5 $1.8 $1.3 $0.3 $0.1 Company ASC TNP NMM GEL NGL AE WKC RES OIS DKL SPH MTL RNGR Tier 1 Tier 2 1. Company float excludes units held by Ruben S. Martin III, C. Scott Massey, Robert D. Bondurant and other insiders. 2. Based on 90-day average trading volume as of 6/27/24. AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation. Source: Capital IQ as of 6/27/24. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 39

Common Units Ownership Summary (units in millions) Holder Units % Outstanding Martin Resource Management Corporation 6.1 [1] 15.7% Ruben S. Martin III (Chairman of the Board of Directors of Martin Midstream GP LLC) 3.9 10.0% Other Current / Former Directors and Executive Officers 0.8 2.0% Total Insiders 10.8 27.7% Invesco Ltd. 7.2 18.5% Goldman Sachs Group, Investment Banking and Securities Investments 1.8 4.5% Barclays PLC Private Banking & Investment Banking Investment 1.5 3.8% Harvest Fund Advisors LLC 1.1 2.7% JPMorgan Chase & Co, Brokerage and Securities Investments 0.7 1.8% Raymond James Financial Inc., Asset Management Arm 0.5 1.4% Other 15.4 39.6% Total 39.0 [1] [2] 100.0% Martin Resource Management Corporation: 15.7% Ruben S. Martin III (Chairman of the Board of Directors of Martin Midstream GP LLC): 10.0% Invesco Ltd.: 18.5% Goldman Sachs Group, Investment Banking and Securities Investments: 4.5% Barclays PLC Private Banking & Investment Banking Investment: 3.8% 39.0 million Harvest Fund Advisors LLC: 2.7% units [1] [2] JPMorgan Chase & Co, Brokerage and Securities Investments: 1.8% Raymond James Financial Inc., Asset Management Arm: 1.4% Other Current / Former Directors and Executive Officers: 2.0% Other: 39.6% Note: Ownership represents data as of 6/27/24. 1. Excludes General Partner Units. 2. Reflects common units outstanding per Form 10-Q as of 4/23/24. Sources: Capital IQ and public filings. CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW 40

Selected Wall Street Analyst Commentary

(unit prices in actuals)

	Analyst	Date of Report & Recommendation	Comments
Subsequent to Offer	**Sidoti & Company**	6/27/24 (Risk: Moderate/ $3.00)	***"We suspect investors are jockeying for a boost to the initial offer of $3.05 per unit before the deal closes given the stock has closed above this price since the announcement."*** "Recently, MMLP incurred what we consider to be two minor environmental incidents. On May 15, multiple media sources reported that a barge owned by MMLP collided with the Pelican Island Bridge near Galveston, TX. Earlier this week, MMLP reported a crude oil pipeline spill of approximately 2,000 barrels near the Smackover refinery in Arkansas. ***While these issues are unfortunate, we do not see either, or both collectively, having a meaningful effect on MMLP.***"
Subsequent to Offer	**Sidoti & Company**	5/28/24 (Risk: Moderate/ $3.00)	"MMLP has historically traded at a discount to peers, given its capital structure, elevated leverage, and minimal growth; we believe the offer reflects that discount. ***In our view, the parent company is the natural acquirer and we do not foresee a competing offer from another company, considering the nature of MMLP's business and assets.***" "MMLP units are up 14% in the last month and 30% year-to-date. ***In our view, the strong performance likely reflects balance sheet improvement and potential for additional shareholder returns, as did our prior price target.***"
Subsequent to Offer	**Stifel**	5/24/24 (Hold / $3.00)	"Given MRMC is the logical buyer, we would not anticipate any other bidders to come into play and would not expect a material change to the buyout offer. That said, given MMLP's investment in the DSM Semichem JV and longer-term prospects associated with the JV, we believe this could drive incremental value for MMLP unitholders. Overall, given ***MMLP's core assets were not mainstream midstream assets, and it was a micro-cap company, we believe the assets fit best in private hands***."
Prior to Offer	**Sidoti & Company**	4/22/24 (Risk: Moderate/ $4.00)	"Our $4 price target is based on 4x our revised 2025 FCF per share estimate of $0.90 (from $0.92). ***MMLP shares trade at a discount to other small-cap energy companies. We contend the valuation gap fails to reflect the repositioning of the company.***"
Prior to Offer	**Stifel**	4/18/24 (Hold / $3.00)	"MMLP… not[ed] upside potential for additional customers to utilize the ELSA produced by the JV. [While] ***potential upside does exist due to the reshoring trend and chip production expansion in the US, we view it as a longer-term opportunity. At this time, we are maintaining our Hold rating and our $3.00 target price.***" "MMLP is trading at 4.8x EV/LP EBITDA. Our 5.0x target multiple applied against our LP EBITDA estimate results in a $3.00 target price."

Source: Wall Street Research.

41 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

APPENDIX Weighted Average Cost of Capital 06 04 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Weighted Average Cost of Calculation

Tier 1	Total Debt to Total Cap [1] [2]	Dd to Total Cap [1] [3]	Dnd to Total Cap [1] [4]	Total Debt to Equity Market Value [2] [5]	Dd to Equity Market Value [3] [5]	Dnd to Equity Market Value [4] [5]	Pfd. Stock to Total Cap [1] [6]	Equity Market Value to Total Cap [1] [5]	Pfd. Stock to Equity Market Value [5] [6]
Adams Resources & Energy, Inc.	36.6%	8.1%	28.5%	57.8%	12.8%	45.0%	0.0%	63.4%	0.0%
Ardmore Shipping Corporation	6.2%	6.2%	0.0%	6.9%	6.9%	0.0%	3.5%	90.3%	3.9%
Genesis Energy, L.P.	60.2%	26.6%	33.6%	223.3%	98.6%	124.7%	12.8%	27.0%	47.4%
Navios Maritime Partners L.P.	55.3%	55.3%	0.0%	123.5%	123.5%	0.0%	0.0%	44.7%	0.0%
NGL Energy Partners LP	64.6%	23.7%	40.9%	431.6%	158.1%	273.4%	20.4%	15.0%	136.2%
Tsakos Energy Navigation Limited	65.3%	51.4%	14.0%	191.1%	150.2%	40.9%	0.5%	34.2%	1.3%
Median	57.7%	25.1%	21.2%	157.3%	111.1%	42.9%	2.0%	39.5%	2.6%
Mean	48.1%	28.5%	19.5%	172.4%	91.7%	80.6%	6.2%	45.8%	31.4%
Tier 2									
Delek Logistics Partners, LP	45.9%	30.3%	15.6%	84.8%	55.9%	28.9%	0.0%	54.1%	0.0%
Mullen Group Ltd.	37.5%	37.5%	0.0%	59.9%	59.9%	0.0%	0.0%	62.5%	0.0%
Oil States International, Inc.	32.1%	27.9%	4.2%	47.3%	41.1%	6.2%	0.0%	67.9%	0.0%
Ranger Energy Services, Inc.	4.4%	4.4%	0.0%	4.7%	4.7%	0.0%	0.0%	95.6%	0.0%
RPC, Inc.	0.1%	0.1%	0.0%	0.1%	0.1%	0.0%	0.0%	99.9%	0.0%
Suburban Propane Partners, L.P.	49.8%	42.2%	7.6%	99.4%	84.1%	15.2%	0.0%	50.2%	0.0%
World Kinect Corporation	36.2%	36.2%	0.0%	56.7%	56.7%	0.0%	0.0%	63.8%	0.0%
Median	36.2%	30.3%	0.0%	56.7%	55.9%	0.0%	0.0%	63.8%	0.0%
Mean	29.4%	25.5%	3.9%	50.4%	43.2%	7.2%	0.0%	70.6%	0.0%
All Selected Companies									
Median	37.5%	27.9%	4.2%	59.9%	56.7%	6.2%	0.0%	62.5%	0.0%
Mean	38.0%	26.9%	11.1%	106.7%	65.6%	41.1%	2.9%	59.1%	14.5%
Company | Excluding Corporate Taxes [7] [8]	79.3%	43.2%	36.1%	384.0%	209.3%	174.7%	0.0%	20.7%	0.0%
Company | Including Corporate Taxes [7] [9]	79.3%	43.2%	36.1%	384.0%	209.3%	174.7%	0.0%	20.7%	0.0%

Note: No company used in this calculation for comparative purposes is identical to Company.
1. Total Cap refers to total capitalization, which equals Equity Market Value + Total Debt + Pfd. Stock.
2. Total Debt refers to total debt amount based on most recent public filings as of 6/27/24.
3. Dd refers to Implied Tax-Deductible Debt, which equals the lesser of (a) 30% of Adjusted Taxable Income/Cost of Debt, or (b) Total Debt. LTM Adjusted EBIT, based on most recent public filings as of 6/27/24, is assumed to be a valid proxy for Adjusted Taxable Income for the selected companies.
4. Dnd refers to Implied Non-Tax-Deductible Debt, which equals Total Debt minus Dd.
5. Equity Market Value based on closing price on 6/27/24 and on diluted shares as of 6/27/24.
6. Pfd. Stock refers to preferred stock, which is the amount as stated in most recent public filings as of 6/27/24.
7. Represents figures as of 5/23/24, the last full day of trading prior to the announcement of the Offer.
8. Per Company management, the Company only pays taxes for non-qualifying income associated with Martin Transport, which does not have any associated debt.
9. Corporate tax rate of 21.0% utilized for purpose of the analysis.
Sources: Bloomberg and Capital IQ.

43 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Weighted Average Cost of Calculation (cont.)

Tier 1	Levered Beta [1]	Unlevered Beta [2]	Equity Risk Premium [3]	Size Premium [4]	Cost of Equity [5]	Cost of Debt [6]	Cost of Pfd. Stock [7]	WACC
Adams Resources & Energy, Inc.	0.88	0.57	5.75%	4.70%	14.3%	6.5%	NA	11.4%
Ardmore Shipping Corporation	0.84	0.76	5.75%	1.14%	10.5%	8.4%	8.5%	10.3%
Genesis Energy, L.P.	1.38	0.37	5.75%	1.39%	13.8%	7.4% [8]	11.2%	9.6%
Navios Maritime Partners L.P.	1.34	0.60	5.75%	1.39%	13.6%	7.1%	NA	10.0%
NGL Energy Partners LP	1.02	0.15	5.75%	1.14%	11.6%	8.6%	10.2%	9.4%
Tsakos Energy Navigation Limited	1.09	0.37	5.75%	1.14%	12.0%	6.7%	9.4%	8.5%
Median	1.06	0.47			12.8%	7.2%	9.8%	9.8%
Mean	1.09	0.47			12.6%	7.4%	9.8%	9.9%
Tier 2								
Delek Logistics Partners, LP	0.97	0.53	5.75%	1.21%	11.3%	8.2% [8]	NA	9.9%
Mullen Group Ltd.	1.01	0.70	5.75%	1.14%	11.5%	3.9%	NA	8.6%
Oil States International, Inc.	1.64	1.11	5.75%	1.99%	15.9%	5.6%	NA	12.6%
Ranger Energy Services, Inc.	0.50	0.49	5.75%	1.99%	9.4%	6.1%	NA	9.3%
RPC, Inc.	0.74	0.74	5.75%	1.39%	10.2%	8.4%	NA	10.2%
Suburban Propane Partners, L.P.	0.79	0.40	5.75%	1.39%	10.5%	5.6%	NA	8.1%
World Kinect Corporation	0.87	0.60	5.75%	1.39%	10.9%	5.6%	NA	9.0%
Median	0.87	0.60			10.9%	5.6%	NA	9.3%
Mean	0.93	0.65			11.4%	6.2%	NA	9.7%
All Selected Companies								
Median	0.97	0.57			11.5%	6.7%	9.8%	9.6%
Mean	1.01	0.57			12.0%	6.8%	9.8%	9.8%
Company | Excluding Corporate Taxes [9] [10]	0.73	0.15	5.75%	4.70%	13.6%	8.4% [8]	NA	9.5%
Company | Including Corporate Taxes [9] [11]	0.73	0.17	5.75%	4.70%	13.6%	8.4% [8]	NA	8.7%

Note: No company used in this calculation for comparative purposes is identical to Company.
1. Based on actual levered beta per Bloomberg 5-year weekly as of 6/27/24.
*2. Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)).*
3. Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply-side and demand-side models and other materials.
4. Kroll Cost of Capital Navigator ("Navigator").
*5. Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of 6/27/24, based on 20-year U.S. Treasury Bond Yield.*
6. Based on selected company weighted average interest rate per most recent public filings as of 6/27/24.
7. Based on selected company weighted average preferred dividend per most recent public filings 6/27/24.
8. Cost of debt incorporated market based yield for certain securities.
9. Represents figures as of 5/23/24, the last full day of trading prior to the announcement of the Offer.
10. Per Company management, the Company only pays taxes for non-qualifying income associated with Martin Transport, which does not have any associated debt.
11. Corporate tax rate of 21.0% utilized for purpose of the analysis.
NA refers to not available.
Sources: Bloomberg and Capital IQ.

44 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Weighted Average Cost of Calculation (cont.)
Excluding Corporate Taxes

(dollars in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	4.53%
Equity Risk Premium [2]	5.75%
Size Premium [3]	4.70%
Tax Rate [4]	0.00%

Capital Structure Assumptions	
Company Adjusted Taxable Income [5]	$119.9
Company Total Debt [6]	$458.5
Company Dd [7]	$458.5
Company Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	37.5%
Dd to Total Capitalization [10]	37.5%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	59.9%
Dd to Equity Market Value [10]	59.9%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	62.5%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt [9]	6.7%
Cost of Preferred Stock [9]	0.0%

Cost of Equity for Computed WACC	
Selected Unlevered Beta [11]	0.57
Computed Levered Beta [12]	0.91
Cost of Equity [13]	14.4%

Computed Weighted Average Cost of Capital	11.5%		
Selected Weighted Average Cost of Capital Range - Excluding Corporate Taxes	**10.25%**	--	**12.25%**

Note: Calculated weighted average cost of capital supports a discount rate range of 10.5% to 12.5%, which would have the impact of decreasing the discounted cash flow per unit reference range by $0.11 to $0.14.
1. Risk-Free Rate of Return as of 6/27/24, based on 20-year U.S. Treasury Bond Yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Navigator.
4. Per Company management, the Company only pays taxes for non-qualifying income associated with Martin Transport, which does not have any associated debt.
5. Company LTM Adjusted EBITDA is assumed to be a valid proxy for Company Adjusted Taxable Income.
6. Company Total Debt refers to total debt amount of Company as of 5/31/24.
7. Company Dd refers to Implied Tax-Deductible Debt of Company, which equals the lesser of (a) 30% of Company Adjusted Taxable Income/Cost of Debt, or (b) Company Total Debt. Based on Capital Structure Assumptions.
8. Company Dnd refers to Implied Non-Tax-Deductible Debt of Company, which equals Company Total Debt minus Company Dd.
9. Based on review of corresponding metrics of selected companies listed on pages 43-44.
10. Based on Company's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
11. Based on review of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation page.
*12. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*13. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
Sources: Bloomberg and Capital IQ.

45 | Houlihan Lokey
CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Weighted Average Cost of Calculation (cont.)
Including Corporate Taxes

(dollars in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	4.53%
Equity Risk Premium [2]	5.75%
Size Premium [3]	4.70%
Tax Rate [4]	21.00%

Capital Structure Assumptions	
Company Adjusted Taxable Income [5]	$119.9
Company Total Debt [6]	$458.5
Company Dd [7]	$458.5
Company Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	37.5%
Dd to Total Capitalization [10]	37.5%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	59.9%
Dd to Equity Market Value [10]	59.9%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	62.5%
Preferred Stock to Equity Market Value	0.0%
Cost of Debt [9]	6.7%
Cost of Preferred Stock [9]	0.0%

Cost of Equity for Computed WACC	
Selected Unlevered Beta [11]	0.57
Computed Levered Beta [12]	0.84
Cost of Equity [13]	14.0%

Computed Weighted Average Cost of Capital	10.8%

Selected Weighted Average Cost of Capital Range - Including Corporate Taxes	**9.50%**	--	**11.50%**

Note: Calculated weighted average cost of capital supports a discount rate range of 9.75% to 11.75%, which would have the impact of decreasing the discounted cash flow per unit reference range by $0.11 to $0.14.
1. Risk-Free Rate of Return as of 6/27/24, based on 20-year U.S. Treasury Bond Yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Navigator.
4. Corporate tax rate of 21.0% utilized for purpose of the analysis.
5. Company LTM Adjusted EBITDA is assumed to be a valid proxy for Company Adjusted Taxable Income.
6. Company Total Debt refers to total debt amount of Company as of 5/31/24.
7. Company Dd refers to Implied Tax-Deductible Debt of Company, which equals the lesser of (a) 30% of Company Adjusted Taxable Income/Cost of Debt, or (b) Company Total Debt. Based on Capital Structure Assumptions.
8. Company Dnd refers to Implied Non-Tax-Deductible Debt of Company, which equals Company Total Debt minus Company Dd.
9. Based on review of corresponding metrics of selected companies listed on pages 43-44.
10. Based on Company's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
11. Based on review of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation page.
*12. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*13. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
Sources: Bloomberg and Capital IQ.

46 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Cost of Equity Calculation
Excluding Corporate Taxes

(dollars in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	4.53%
Equity Risk Premium [2]	5.75%
Size Premium [3]	4.70%
Tax Rate [4]	0.00%

Capital Structure Assumptions	
Company Adjusted Taxable Income [5]	$119.9
Company Total Debt [6]	$458.5
Company Dd [7]	$458.5
Company Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	37.5%
Dd to Total Capitalization [10]	37.5%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	59.9%
Dd to Equity Market Value [10]	59.9%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	62.5%

Cost of Equity for Computed WACC	
Selected Unlevered Beta [11]	0.57
Computed Levered Beta [12]	0.91
Cost of Equity [13]	14.4%

Computed Cost of Equity 14.4%

Total Debt to Total Capitalization	Unlevered Beta 0.40	0.50	0.60	0.70
30.0%	12.5%	13.3%	14.2%	15.0%
40.0%	13.1%	14.0%	15.0%	15.9%
50.0%	13.8%	15.0%	16.1%	17.3%
60.0%	15.0%	16.4%	17.9%	19.3%
70.0%	16.9%	18.8%	20.7%	22.6%
80.0%	20.7%	23.6%	26.5%	29.4%

Selected Cost of Equity Range - Excluding Corporate Taxes	12.00%	--	18.00%

Note: The Cost of equity range is utilized for the illustrative analysis on present value of future distributions only.
1. Risk-Free Rate of Return as of 6/27/24, based on 20-year U.S. Treasury Bond Yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Navigator.
4. Per Company management, the Company only pays taxes for non-qualifying income associated with Martin Transport, which does not have any associated debt.
5. Company LTM Adjusted EBITDA is assumed to be a valid proxy for Company Adjusted Taxable Income.
6. Company Total Debt refers to total debt amount of Company as of 5/31/24.
7. Company Dd refers to Implied Tax-Deductible Debt of Company, which equals the lesser of (a) 30% of Company Adjusted Taxable Income/Cost of Debt, or (b) Company Total Debt. Based on Capital Structure Assumptions.
8. Company Dnd refers to Implied Non-Tax-Deductible Debt of Company, which equals Company Total Debt minus Company Dd.
9. Based on review of corresponding metrics of selected companies listed on pages 43-44.
10. Based on Company's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
11. Based on review of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation page.
*12. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*13. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
Sources: Bloomberg and Capital IQ.

47 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Cost of Equity Calculation (cont.)
Including Corporate Taxes

(dollars in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	4.53%
Equity Risk Premium [2]	5.75%
Size Premium [3]	4.70%
Tax Rate [4]	21.00%

Capital Structure Assumptions	
Company Adjusted Taxable Income [5]	$119.9
Company Total Debt [6]	$458.5
Company Dd [7]	$458.5
Company Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	37.5%
Dd to Total Capitalization [10]	37.5%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	59.9%
Dd to Equity Market Value [10]	59.9%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	62.5%

Cost of Equity for Computed WACC	
Selected Unlevered Beta [11]	0.57
Computed Levered Beta [12]	0.84
Cost of Equity [13]	14.0%

Computed Cost of Equity 14.0%

Total Debt to Total Capitalization	Unlevered Beta 0.40	0.50	0.60	0.70
30.0%	12.3%	13.1%	13.8%	14.6%
40.0%	12.7%	13.6%	14.5%	15.4%
50.0%	13.3%	14.4%	15.4%	16.4%
60.0%	14.3%	15.5%	16.8%	18.0%
70.0%	15.8%	17.4%	19.0%	20.7%
80.0%	18.8%	21.2%	23.6%	26.0%

Selected Cost of Equity Range - Including Corporate Taxes	12.00%	--	18.00%

Note: The Cost of equity range is utilized for the illustrative analysis on present value of future distributions only.
1. Risk-Free Rate of Return as of 6/27/24, based on 20-year U.S. Treasury Bond Yield.
2. Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
3. Navigator.
4. Corporate tax rate of 21.0% utilized for purpose of the analysis.
5. Company LTM Adjusted EBITDA is assumed to be a valid proxy for Company Adjusted Taxable Income.
6. Company Total Debt refers to total debt amount of Company as of 5/31/24.
7. Company Dd refers to Implied Tax-Deductible Debt of Company, which equals the lesser of (a) 30% of Company Adjusted Taxable Income/Cost of Debt, or (b) Company Total Debt. Based on Capital Structure Assumptions.
8. Company Dnd refers to Implied Non-Tax-Deductible Debt of Company, which equals Company Total Debt minus Company Dd.
9. Based on review of corresponding metrics of selected companies listed on pages 43-44.
10. Based on Company's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
11. Based on review of selected companies' unlevered betas listed on Weighted Average Cost of Capital Calculation page.
*12. Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)). Based on Market and Capital Structure Assumptions.*
*13. Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*
Sources: Bloomberg and Capital IQ.

48 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

APPENDIX Preliminary Selected Benchmarking Data 06 04 CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Benchmarking Data

LTM Adjusted EBITDA

(dollars in millions)


$119.9
$756.4
$740.4
$610.1
$415.8
$153.7
$29.3
Median: $512.9
$393.5
$385.5
$304.6
$258.3
$219.4
$81.9
$75.2
Median: $258.3
Company [1]
NMM
GEL
NGL
TNP
ASC
AE
DKL
WKC
RES
SPH
MTL
OIS
RNGR

Enterprise Value [2]

(dollars in millions)


$581.3
$6,718.5
$4,390.2
$3,164.5
$2,196.0
$1,015.9
$82.4
Median: $2,680.2
$3,479.9
$2,427.5
$2,128.0
$1,337.4
$1,146.1
$400.0
$245.3
Median: $1,337.4
Company [3]
GEL
NGL
NMM
TNP
ASC
AE
DKL
SPH
WKC
MTL
RES
OIS
RNGR
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.

1. LTM Adjusted EBITDA shown proforma for the Company's exit from the Butane optimization business.

2. Based on public trading prices of common stock as of 6/27/24, plus debt and general partner units, if any.

3. Represents figures as of 5/23/24, the last full day of trading prior to the announcement of the Offer.

AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.

Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; LTM refers to Latest 12 Months.

Sources: Bloomberg, Capital IQ, Company management and public filings.

50 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Benchmarking Data (cont.)

LTM Net Debt to Adjusted EBITDA


Median: 2.6x
Median: 1.5x
3.8x
0.1x
0.2x
2.1x
3.2x
4.6x
5.1x
-0.7x
0.0x
1.4x
1.5x
2.3x
4.0x
4.7x
Company [1]
ASC
AE
NMM
TNP
NGL
GEL
RES
RNGR
OIS
WKC
MTL
DKL
SPH

CY 2023 Distribution (Dividend) Yield [2]


Median: 2.1%
Median: 2.3%
0.7%
5.1%
4.3%
3.4%
0.9%
0.4%
0.0%
6.9%
5.5%
2.6%
2.3%
2.2%
1.9%
0.0%
Company [3]
ASC
GEL
TNP
AE
NMM
NGL
SPH
MTL
RES
DKL
WKC
RNGR
OIS

Tier 1 Tier 2

Note: No company shown for comparative purposes is identical to the Company.
1. LTM Adjusted EBITDA shown proforma for the Company's exit from the Butane optimization business.
2. Based on public trading prices of common stock as of 6/27/24.
3. Represents figures as of 5/23/24, the last full day of trading prior to the announcement of the Offer.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; LTM refers to Latest 12 Months.
Sources: Bloomberg, Capital IQ, Company management and public filings.

51 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Benchmarking Data (cont.)

Projected CY 2023 to CY 2024E Distribution (Dividend) Growth



0.0%
16.5%
11.3%
0.0%
0.0%
NA
NA
Median: 5.7%
19.1%
1.1%
0.0%
0.0%
NA
NA
NMF
Median: 0.6%
Company
TNP
ASC
GEL
NMM
AE
NGL
WKC
MTL
RES
SPH
OIS
RNGR
DKL

Projected CY 2024E to CY 2025E Distribution (Dividend) Growth



0.0%
5.8%
1.3%
0.0%
-5.6%
NA
NA
Median: 0.7%
6.4%
3.8%
2.7%
0.0%
0.0%
NA
NA
Median: 2.7%
Company
GEL
ASC
NMM
TNP
AE
NGL
WKC
DKL
MTL
RES
SPH
OIS
RNGR
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
CY refers to Calendar Year.
E refers to Estimated.
NA refers to Not Available.
NMF refers to not meaningful figure.
Sources: Bloomberg, Capital IQ, Company management and public filings.

52 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Benchmarking Data (cont.)

Projected CY 2023 to CY 2024E Adjusted EBITDA Growth



22.8%
11.1%
9.5%
2.7%
Median: 6.1%
13.8%
8.5%
1.0%
Median: -0.4%
-1.9%
-6.1%
-7.8%
-0.4%
-2.4%
-20.5%
-23.5%
Company [1]
ASC
TNP
NMM
NGL
AE [2]
GEL
SPH
DKL
MTL
WKC
OIS
RNGR
RES

Projected CY 2024E to CY 2025E Adjusted EBITDA Growth



30.4%
27.7%
18.9%
17.7%
Median: 12.3%
Median: 6.0%
8.6%
12.3%
4.0%
6.5%
5.5%
4.9%
9.8%
6.5%
3.7%
-20.7%
Company
GEL
NGL
AE [2]
NMM
TNP
ASC
RNGR
RES
OIS
WKC
MTL
SPH
DKL
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.
1. CY 2023 Adjusted EBITDA shown proforma for the Company's exit from the Butane optimization business.
2. Represents Adjusted EBITDA estimates per Capital IQ.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated.
Sources: Bloomberg, Capital IQ, Company management and public filings.

53 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Benchmarking Data (cont.)

Projected CY 2025E to CY 2026E Adjusted EBITDA Growth



Median: 0.4%
Median: 3.8%
-0.1%
9.7%
8.6%
-7.8%
-22.5%
NA
NA
8.8%
4.1%
3.5%
2.7%
NA
NA
NA
Company
TNP
GEL
NMM
ASC
NGL
AE
WKC
MTL
SPH
DKL
RES
RNGR
OIS

CY 2023 Adjusted EBITDA to CY 2023 Revenue



Median: 32.0%
Median: 15.7%
14.1%
57.2%
52.9%
40.3%
23.8%
8.5%
1.0%
37.7%
23.1%
18.6%
15.7%
13.3%
11.2%
0.8%
Company [1]
NMM
TNP
ASC
GEL
NGL
AE
DKL
RES
SPH
MTL
RNGR
OIS
WKC
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.
1. CY 2023 Adjusted EBITDA shown proforma for the Company's exit from the Butane optimization business.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated.
Sources: Bloomberg, Capital IQ, Company management and public filings.

54 | Houlihan Lokey

CONFIDENTIAL – PRELIMINARY – SUBJECT TO FURTHER REVIEW

Preliminary Selected Benchmarking Data (cont.)

CY 2024E Adjusted EBITDA to CY 2024E Revenue



66.0%
64.8%
61.5%
Median: 42.4%
40.2%
28.6%
23.3%
Median: 15.7%
15.0%
17.8%
15.7%
11.5%
11.4%
9.6%
1.0%
0.8%
Company
TNP
ASC
NMM
GEL
NGL
AE [1]
DKL
SPH
RES
MTL
OIS
RNGR
WKC

CY 2025E Adjusted EBITDA to CY 2025E Revenue



67.1%
62.2%
60.9%
Median: 44.2%
40.8%
34.5%
27.5%
Median: 16.3%
21.2%
15.1%
16.3%
13.9%
12.3%
10.4%
1.0%
0.9%
Company
TNP
ASC
NMM
GEL
NGL
AE [1]
DKL
SPH
RES
MTL
RNGR
OIS
WKC
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.
1. Represents Adjusted EBITDA estimates per Capital IQ.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated.
Sources: Bloomberg, Capital IQ, Company management and public filings.

55 | Houlihan Lokey

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Preliminary Selected Benchmarking Data (cont.)

CY 2023 Capital Expenditures to CY 2023 Adjusted EBITDA



34.1%
82.0%
63.5%
62.2%
43.0%
24.1%
15.9%
Median: 52.6%
48.3%
43.2%
34.9%
32.5%
25.0%
22.7%
17.4%
Median: 32.5%
Company [1]
GEL
TNP
NMM
AE
NGL
ASC
RES
RNGR
OIS
MTL
DKL
WKC
SPH

CY 2024E Capital Expenditures to CY 2024E Adjusted EBITDA



48.1%
80.5%
59.9%
54.9%
46.2%
29.9%
25.6%
Median: 50.5%
71.7%
48.1%
45.8%
27.2%
26.5%
16.2%
14.9%
Median: 27.2%
Company
NMM
TNP
GEL
AE [2]
NGL
ASC
RES
RNGR
OIS
MTL
SPH
WKC
DKL
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.
1. CY 2023 Adjusted EBITDA shown proforma for the Company's exit from the Butane optimization business.
2. Represents Adjusted EBITDA estimates per Capital IQ.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated.
Sources: Bloomberg, Capital IQ, Company management and public filings.

56 | Houlihan Lokey

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Preliminary Selected Benchmarking Data (cont.)

CY 2025E Capital Expenditures to CY 2025E Adjusted EBITDA



29.6%
50.2%
43.3%
24.0%
21.8%
21.6%
9.6%
56.5%
38.3%
36.4%
25.9%
17.8%
13.9%
10.4%
Median: 22.9%
Median: 25.9%
Company
TNP
AE [1]
NMM
GEL
NGL
ASC
RES
RNGR
OIS
MTL
SPH
WKC
DKL

(LTM Adjusted EBITDA – Capital Expenditures - Interest Expense) / LTM Adjusted EBITDA



18.8%
71.0%
32.9%
30.8%
18.3%
3.6%
-23.6%
55.9%
52.7%
46.9%
45.9%
44.5%
43.8%
41.4%
Median: 24.5%
Median: 45.9%
Company [2] [3]
ASC
AE
NGL
NMM
TNP
GEL
MTL
SPH
OIS
RNGR
RES
WKC
DKL
Tier 1
Tier 2

Note: No company shown for comparative purposes is identical to the Company.
1. Represents Adjusted EBITDA estimates per Capital IQ.
2. LTM Adjusted EBITDA shown proforma for the Company's exit from the Butane optimization business.
3. Represents figures as of 5/23/24, the last full day of trading prior to the announcement of the Offer.
AE refers to Adams Resources & Energy, Inc., ASC refers to Ardmore Shipping Corporation, DKL Delek Logistics Partners, LP, GEL refers to Genesis Energy, L.P., MTL Mullen Group Ltd., NMM refers to Navios Maritime Partners L.P., NGL refers to NGL Energy Partners LP, OIS refers to Oil States International, Inc., RNGR refers to Ranger Energy Services, Inc., RES refers to RPC, Inc., SPH refers to Suburban Propane Partners, L.P., TNP refers to Tsakos Energy Navigation Limited, and WKC refers to World Kinect Corporation.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated; LTM refers to Latest 12 Months.
Sources: Bloomberg, Capital IQ, Company management and public filings.

57 | Houlihan Lokey
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